Exhibit 4.1
                                                                     -----------



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                              GUILFORD MILLS, INC.


                $145,000,000 Exchange Notes due December 18, 2008





                       -----------------------------------

                       AMENDED AND RESTATED NOTE AGREEMENT

                       -----------------------------------







                             Dated November 6, 2000








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
                                TABLE OF CONTENTS

                                                                                                               PAGE

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1.       PRELIMINARY STATEMENTS...................................................................................1

         1.1.     1998 Notes......................................................................................1
         1.2.     Purpose of Agreement............................................................................1

2.       EXCHANGE OF NOTES........................................................................................2


3.       CLOSING..................................................................................................2


4.       CONDITIONS TO CLOSING....................................................................................2

         4.1.     Representations and Warranties..................................................................2
         4.2.     Performance; No Default.........................................................................2
         4.3.     Compliance Certificates.........................................................................2
         4.4.     Opinions of Counsel.............................................................................3
         4.5.     Exchange Permitted By Applicable Law, Etc.......................................................3
         4.6.     Exchange of Other Notes.........................................................................3
         4.7.     Payment of Special Counsel Fees.................................................................3
         4.8.     Related Documents...............................................................................3
         4.9.     Intercreditor Agreement.........................................................................4
         4.10.    Fees and Charges................................................................................4
         4.11.    Private Placement Number........................................................................4
         4.12.    Changes in Corporate Structure..................................................................4
         4.13.    Proceedings and Documents.......................................................................4

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................4

         5.1.     Organization; Power and Authority...............................................................4
         5.2.     Authorization, Etc..............................................................................5
         5.3.     Disclosure......................................................................................5
         5.4.     Organization and Ownership of Shares of Subsidiaries............................................5
         5.5.     Financial Statements............................................................................6
         5.6.     Compliance with Laws, Other Instruments, Etc....................................................6
         5.7.     Governmental Authorizations, Etc................................................................6
         5.8.     Litigation; Observance of Statutes and Orders...................................................7
         5.9.     Taxes...........................................................................................7
         5.10.    Title to Property; Leases.......................................................................7
         5.11.    Licenses, Permits, Etc..........................................................................7
         5.12.    Compliance with ERISA...........................................................................8
         5.13.    Private Offering by the Company.................................................................9
         5.14.    Use of Proceeds; Margin Regulations.............................................................9


                                      -i-
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                                                                                                                PAGE
         5.15.    Existing Debt...................................................................................9
         5.16.    Foreign Assets Control Regulations, Etc.........................................................9
         5.17.    Environmental Matters..........................................................................10
         5.18.    Status under Certain Statutes..................................................................10

6.       REPRESENTATIONS OF THE PURCHASER........................................................................10


7.       INFORMATION AS TO COMPANY...............................................................................10

         7.1.     Financial and Business Information.............................................................10
         7.2.     Officer's/Accountant's Certificate.............................................................13
         7.3.     Accountant's Certificate.......................................................................13
         7.4.     Inspection.....................................................................................13

8.       PAYMENT OF THE NOTES....................................................................................14

         8.1.     Payments at Maturity...........................................................................14
         8.2.     Optional Prepayments with Make-Whole Amount....................................................14
         8.3.     Mandatory Offer to Prepay......................................................................14
         8.4.     Allocation of Partial Prepayments..............................................................16
         8.5.     Maturity; Surrender, Etc.......................................................................16
         8.6.     Purchase of Notes..............................................................................17
         8.7.     Offer to Prepay Notes in the Event of a Change in Control......................................17
         8.8.     Make-Whole Amount..............................................................................18

9.       AFFIRMATIVE COVENANTS...................................................................................19

         9.1.     Maintenance of Existence.......................................................................19
         9.2.     Compliance with Laws; Payment of Taxes.........................................................19
         9.3.     Insurance......................................................................................20
         9.4.     Maintenance of Property........................................................................20
         9.5.     Environmental Notices..........................................................................20
         9.6.     Environmental Release..........................................................................20
         9.7.     Domestic Subsidiaries to Become Guarantors; Release of Guarantors to be
                  Sold...........................................................................................21
         9.8.     Pledge of Stock of Direct Foreign Subsidiaries; Release with respect to
                  Certain Guarantors to be Sold..................................................................21
         9.9.     Collateral.....................................................................................22
         9.10.    Credit Facility................................................................................23
         9.11.    Other Covenants................................................................................23
         9.12.    Covenant to Secure Note Equally................................................................24

10.      NEGATIVE COVENANTS......................................................................................24

         10.1.    Dissolution....................................................................................24

                                      -ii-

                                                                                                                PAGE
         10.2.    Consolidations, Mergers and Sales of Assets....................................................24
         10.3.    Change in Fiscal Year..........................................................................25
         10.4.    Environmental Matters..........................................................................25
         10.5.    Transactions with Affiliates...................................................................25
         10.6.    Investments....................................................................................26
         10.7.    Liens..........................................................................................27
         10.8.    Interest Coverage Ratio........................................................................28
         10.9.    Restricted Payments............................................................................28
         10.10.   Leverage Ratio.................................................................................28
         10.11.   Minimum Consolidated Tangible Net Worth........................................................29
         10.12.   Factoring Arrangements.........................................................................29
         10.13.   Adjusted Interest Coverage Ratio...............................................................30
         10.14.   Additional Debt; Debt of Receivables Subsidiary................................................30
         10.15.   Capital Expenditures...........................................................................30
         10.16.   Nature of Business.............................................................................30
         10.17.   Dividend and Other Payment Restrictions Affecting Subsidiaries.................................31

11.      EVENTS OF DEFAULT.......................................................................................31


12.      REMEDIES ON DEFAULT, ETC................................................................................34

         12.1.    Acceleration...................................................................................34
         12.2.    Other Remedies.................................................................................34
         12.3.    Rescission.....................................................................................34
         12.4.    No Waivers or Election of Remedies, Expenses, Etc..............................................35

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES...........................................................35

         13.1.    Registration of Notes..........................................................................35
         13.2.    Transfer and Exchange of Notes.................................................................35
         13.3.    Replacement of Notes...........................................................................36

14.      PAYMENTS ON NOTES.......................................................................................36

         14.1.    Place of Payment...............................................................................36
         14.2.    Home Office Payment............................................................................36

15.      EXPENSES, ETC...........................................................................................37

         15.1.    Transaction Expenses...........................................................................37
         15.2.    Survival.......................................................................................37

                                      -iii-
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16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT............................................38


17.      AMENDMENT AND WAIVER....................................................................................38

         17.1.    Requirements...................................................................................38
         17.2.    Solicitation of Holders of Notes...............................................................38
         17.3.    Binding Effect, Etc............................................................................39
         17.4.    Notes held by Company, Etc.....................................................................39

18.      NOTICES.................................................................................................39


19.      REPRODUCTION OF DOCUMENTS...............................................................................39


20.      CONFIDENTIAL INFORMATION................................................................................40


21.      SUBSTITUTION OF PURCHASER...............................................................................41


22.      MISCELLANEOUS...........................................................................................41

         22.1.    Successors and Assigns.........................................................................41
         22.2.    Payments Due on Non-Business Days..............................................................41
         22.3.    Severability...................................................................................41
         22.4.    Construction...................................................................................41
         22.5.    Counterparts...................................................................................42
         22.6.    Release of Receivables Program Assets..........................................................42
         22.7.    Governing Law..................................................................................42



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Exhibits
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Exhibit 1.1        Form of Exchange Note
Exhibit 4.4(a)     Matters to be Covered by Special Counsel for the Company
Exhibit 4.4(b)     Matters to be Covered by Special Counsel for the Purchasers
Exhibit 9.7(a)     Form of Opinion of Weil, Gotshal & Manges
Exhibit B-1        Form of Contribution Agreement
Exhibit B-2        Form of Domestic Stock Pledge Agreement
Exhibit B-3        Form of Foreign Stock Pledge Agreement
Exhibit B-4        Form of Subsidiary Guaranty
Exhibit B-5        Form of Hazardous Materials Indemnity Agreement
Exhibit B-6        Form of Intercreditor Agreement
Exhibit B-7        Form of Mortgage
Exhibit B-8        Form of Patent Assignment
Exhibit B-9        Form of Security Agreement


Schedules
---------

Schedule A         Information Relating to Purchasers
Schedule B         Defined Terms
Schedule 5.3       Changes Resulting in Material Adverse Effect
Schedule 5.4       Subsidiaries of the Company and Ownership of Subsidiary
                   Stock, Subsidiary Agreements
Schedule 5.5       Financial Statements
Schedule 5.8       Certain Litigation
Schedule 5.14      Use of Proceeds
Schedule 5.15      Existing Debt
Schedule 9.9       Plants and Real Property
Schedule 10.6      Investments

                              GUILFORD MILLS, INC.
                             4925 West Market Street
                        Greensboro, North Carolina 27407


                                                                November 6, 2000



TO EACH OF THE PURCHASERS LISTED IN
         THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

Guilford Mills, Inc., a Delaware corporation (the "COMPANY"), is a party with you to that certain Note Purchase Agreement, dated December 18, 1998 (as amended, modified or supplemented from time to time, the "1998 AGREEMENT"). The Company has requested and you have agreed (on the terms and subject to the conditions hereinafter set forth) to amend and restate the 1998 Agreement in its entirety as set forth herein.

         NOW THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree that the 1998 Agreement shall be and hereby is amended and restated effective as of November 6, 2000 to read in its entirety as follows:

1.       PRELIMINARY STATEMENTS.

         1.1. 1998 NOTES AND AUTHORIZATION OF EXCHANGE NOTES. The Company authorized the issue and sale of $145,000,000 aggregate principal amount of its 7.06% Senior Notes due December 18, 2008 (the "1998 NOTES"). The Company will authorize, in exchange for the 1998 Notes, a Note, in substantially the form of
Exhibit 1.1 (the "EXCHANGE NOTE" and the "EXCHANGE NOTES"), on the terms and provisions set forth herein. The term "1998 Note" and "1998 Notes" as used herein shall include, respectively, each 1998 Note previously delivered and any such Note delivered in substitution or exchange therefor. The terms "NOTE" and "NOTES" as used herein shall include each Exchange Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

         1.2. PURPOSE OF AGREEMENT. The Company is, simultaneously with this Agreement, entering into a First Amendment to Credit Agreement with the Banks and Wachovia Bank, N.A., as Administrative Agent in order to amend certain provisions, including the financial covenant provisions, of the Credit Agreement. These amendments are intended to address, among other things, a potential default under the Credit Agreement. The Company has requested similar amendments to the 1998 Agreement in order to address, among other things, a potential default under that agreement. This Amended and Restated Note Agreement (this "AGREEMENT") provides for those amendments, for the exchange of Notes pursuant to Section 2, and for the execution and delivery by the Company and the Guarantors of the Related Documents in order to secure the Company's obligations under the Note Agreements. The Related Documents and the Intercreditor Agreement will ensure that the Debt under the Note Agreements and under the Credit Agreement are treated pari passu.

2. EXCHANGE OF NOTES. The Company has sold to you (also sometimes referred to herein as a "PURCHASER") the 1998 Notes in the original principal amount set forth on the Schedule A hereto and in the aggregate amount, together with 1998 Notes sold to the other purchasers named in Schedule A (the "OTHER PURCHASERS") pursuant to separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement, of $145,000,000. The Company hereby agrees to issue to you and, subject to the terms and conditions herein set forth, you agree to accept from the Company the Exchange Notes in the principal amount set forth on the Schedule A hereto. Contemporaneously with exchanging your 1998 Note, the Company will exchange the 1998 Notes of the Other Purchasers for Notes, each in substantially the form of Exhibit 1.1, in the principal amounts set forth on the Schedule A hereto. Your obligation hereunder and the obligations of the Other Purchasers under the other Note Agreements are several and not joint obligations and you shall have no obligation under any other Note Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3. CLOSING. Each exchange of the Notes by you and the Other Purchasers shall occur at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York 10036, at 10:00 a.m., New York City time, at a closing (the "CLOSING") on November 6, 2000. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3), or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4. CONDITIONS TO CLOSING. Your obligation to exchange any Notes at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

         4.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

         4.2. PERFORMANCE; NO DEFAULT. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing.

         4.3. COMPLIANCE CERTIFICATES.

         (A) OFFICER'S CERTIFICATE. The Company shall have delivered to you an

Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.13 have been fulfilled.

         (B) SECRETARY'S CERTIFICATE. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreements.

         4.4. OPINIONS OF COUNSEL. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from each of Weil, Gotshal & Manges LLP and from the General Counsel or Assistant General Counsel of the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from King & Spalding, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

         4.5. EXCHANGE PERMITTED BY APPLICABLE LAW, ETC. On the date of the Closing your exchange of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         4.6. EXCHANGE OF OTHER NOTES. Contemporaneously with the Closing, the Other Purchasers shall exchange their 1998 Notes with the Company for the promissory notes to be specified for them in Schedule A (the "OTHER NOTES").

         4.7. PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of Section 15.1, the Company shall have paid on or before such Closing, the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing.

         4.8. RELATED DOCUMENTS. To the extent not previously delivered, the Company shall deliver counterparts of the Guaranty, duly executed by each of the Guarantors, the Contribution Agreement, the Domestic Stock Pledge Agreement, the Security Agreement and, if applicable, the Patent Assignment, duly executed by the Company and each of the Guarantors (other than, with respect to the Domestic Stock Pledge Agreement, any Guarantors not owning Domestic Subsidiaries) and the Foreign Stock Pledge Agreement, duly executed by the Company and each applicable

Domestic Subsidiary, together with, as to the Foreign Stock Pledge Agreement and the Domestic Stock Pledge Agreement, the powers of attorney or blank stock powers pursuant thereto and with delivery of the relevant stock certificates or evidence of registration of the pledge or such other document or other writing which the Purchaser may reasonably require with respect thereto and as to the Security Agreement, the UCC-1 financing statements relating to the personal property of the Company and the Guarantors, together with such lien search reports regarding such personal property as are available on the date of Closing.

         4.9. INTERCREDITOR AGREEMENT. You shall have received (i) counterparts of the Amended and Restated Intercreditor Agreement, duly executed by each party thereto and (ii) a certified copy of the First Amendment to Credit Agreement, duly executed by the parties thereto.

         4.10. LETTER FROM COMPANY. You shall have received from the Company the Applicable Restructuring Charges Letter and the Asset Letter.

         4.11. FEES AND CHARGES. The Company shall have delivered to you evidence of the payment of any fees and charges in connection with the transactions contemplated by this Agreement, including without limitation a structuring fee payable to you in the amount of .125 of one percent of the principal amount of the Notes.

         4.12. PRIVATE PLACEMENT NUMBER. A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes to be exchanged at the Closing.

         4.13. CHANGES IN CORPORATE STRUCTURE. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

         4.14. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you that:

         5.1. ORGANIZATION; POWER AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Other Agreements, the Notes and the Related Documents to which it is a party and to perform the provisions hereof and thereof.

         5.2. AUTHORIZATION, ETC. This Agreement, the Other Agreements, the Notes and the Related Documents to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.3. DISCLOSURE. This Agreement and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since October 3, 1999, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein, in
Schedule 5.3 or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

         5.4. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES.

         (a) Schedule 5.4 is (except as noted therein) a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4). Except as set forth in Schedule 5.4, all of the entities set forth on Schedule 5.4 are consolidated with the Company's financial statements in accordance with GAAP.

         (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         5.5. FINANCIAL STATEMENTS. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on
Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         5.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Company of this Agreement, the Notes and the Related Documents to which it is a party will not (i) contravene, result in any breach of, constitute a default under, or result in the creation of any Lien other than as contemplated by this Agreement in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         5.7. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Notes or the Related Documents to which it is a party, except for filings in connection with perfecting security interests granted under the Security Documents.

         5.8. LITIGATION; OBSERVANCE OF STATUTES AND ORDERS.

         (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         5.9. TAXES. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended June 1992.

         5.10. TITLE TO PROPERTY; LEASES. The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

         5.11. LICENSES, PERMITS, ETC. The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

         5.12. COMPLIANCE WITH ERISA.

         (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities in the case of any single Plan or in the aggregate for all Plans by an amount not to exceed $10,000,000. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Sections 3(26) and (27), respectively, of ERISA.

         (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under
Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

         (e) The execution and delivery of this Agreement and the issuance and exchange of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to (i) the accuracy of your representation in
Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you and (ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

         5.13. PRIVATE OFFERING BY THE COMPANY. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 25 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance, sale or exchange of the Notes to the registration requirements of Section 5 of the Securities Act.

         5.14. USE OF PROCEEDS; MARGIN REGULATIONS. The Company has applied the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder have been used, directly or indirectly, (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition was made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired, and the provisions of Section 10.6 were not violated, (ii) for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220), or (iii) for any purpose in violation of any applicable law or regulation. Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U. Subject to the foregoing, the proceeds of the sale of the Notes may be used for general corporate purposes and to refinance existing Debt.

         5.15. EXISTING DEBT. The audited financial statements dated as of October 3, 1999 disclose all outstanding Debt of the Company and its Subsidiaries as of such date, and except as set forth in Schedule 5.15, there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. After giving effect to the First Amendment to Credit Agreement and this Agreement, neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the exchange of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         5.17. ENVIRONMENTAL MATTERS. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and neither the Company nor any Subsidiary has any knowledge that any proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

         (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

         (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

         (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

         5.18. STATUS UNDER CERTAIN STATUTES. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

6. REPRESENTATIONS OF THE PURCHASER. You represent that you purchased the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be sold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

7. INFORMATION AS TO COMPANY.

         7.1. FINANCIAL AND BUSINESS INFORMATION. The Company shall deliver to each holder of Notes that is an Institutional Investor:

         (a) QUARTERLY STATEMENTS. Within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

         (b) ANNUAL STATEMENTS. Within 90 days after the end of each fiscal year of the Company, duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

         (c) SEC AND OTHER REPORTS. Promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission;

         (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT. Promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

         (e) ERISA MATTERS. Upon a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof, or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) any event, transaction or condition that could
                  reasonably result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

         (f) MANAGEMENT REPORTS. Promptly upon receipt thereof, a copy of each other report (including, without limitation, management letters) submitted to the Company or any Restricted Subsidiary by independent accountants in connection with any annual audit made by them of the books of the Company or any Restricted Subsidiary or special audit by them of the books of the Company;

         (g) PROJECTED STATEMENTS. As soon as available and in any event within 90 days after the end of each Fiscal Year, a projected consolidated balance sheet of the Company and its Consolidated Subsidiaries for the next (current) Fiscal Year and the related projected consolidated statements of income, shareholders' equity and cash flows for such next (current) Fiscal Year, in each case by Fiscal Quarter for such Fiscal Year; and

         (h) REQUESTED INFORMATION. With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

         7.2. OFFICER'S/ACCOUNTANT'S CERTIFICATE.

         (a) OFFICER'S CERTIFICATE. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer (a "COMPLIANCE CERTIFICATE") setting forth:

         (b) COVENANT COMPLIANCE. The information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2, Sections 10.6 through 10.8, inclusive, Sections 10.10 through 10.14, inclusive, and (when applicable)
Section 10.15 hereof during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

         (c) EVENT OF DEFAULT. A statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         7.3. ACCOUNTANT'S CERTIFICATE. Together with each delivery of financial statements required by Section 7.1(b) above, the Company will deliver to each Purchaser a certificate of the accountants preparing such statements stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

         7.4. INSPECTION. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

         (a) NO DEFAULT. If no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and, with the consent of the Company (which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company, and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

         (b) DEFAULT. If a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8. PAYMENT OF THE NOTES.

         8.1. PAYMENTS AT MATURITY. On the Maturity Date, the Company shall pay the entire outstanding principal amount of outstanding Notes and the Other Notes in a single installment at par and without payment of the Make-Whole Amount or any premium.

         8.2. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT. The Company may, at its option, upon notice as provided below, prepay on any Business Day, or from time to time any part of, the Notes and the Other Notes, in an amount not less than 10% of the aggregate principal amount of the Notes and the Other Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes and the Other Notes written notice of each optional prepayment under this Section
8.2 not less than 15 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes and the Other Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         8.3. MANDATORY OFFER TO PREPAY.

         (a) Within 30 days of the end of each Fiscal Quarter in which the Company or any Domestic Subsidiary receives Net Proceeds of Asset Dispositions from any Receivables Securitization Program, the Company shall certify to the Purchaser the amount of Net Proceeds of Asset Dispositions so received and the current amount of Maximum Available Proceeds under such Receivables

Securitization Program and prepay the loans outstanding under the Credit Agreement (the "BANK LOANS") and offer to prepay the Notes (as provided in subparagraph (g) below) in an aggregate principal amount equal to 85% of such Net Proceeds of Asset Dispositions, but including such Net Proceeds of Asset Dispositions only to the extent they are derived from sales of Receivables in an aggregate amount in excess of the highest level of aggregate sales of Receivables for which Net Proceeds of Asset Dispositions have previously been paid pursuant to this subparagraph (a).

         (b) After the date hereof, as to all Asset Dispositions (other than in connection with a Receivables Securitization Program or Permitted Factoring Arrangement) with respect to which the Net Proceeds of Asset Disposition are equal to or greater than $100,000 (each a "MATERIAL ASSET DISPOSITION"), within three Business Days after the Company or any Domestic Subsidiary receives Net Proceeds of Asset Dispositions therefrom, the Company shall certify to the Purchaser the amount of Net Proceeds of Asset Dispositions so received from such Material Asset Disposition, and prepay the Bank Loans and offer to prepay the Notes (as provided in subparagraph (g) below) by an aggregate principal amount equal to 100% of such Net Proceeds of Asset Dispositions in excess of $1,000,000 received from Material Asset Dispositions after the date hereof.

         (c) After the date hereof, within five Business Days after any Foreign Subsidiary receives Net Proceeds of Asset Dispositions from any Foreign Sale-Leaseback Transaction, the Company shall certify to the Purchaser the amount of Net Proceeds of Asset Dispositions so received and prepay the Bank Loans and offer to prepay the Notes (as provided in subparagraph (g) below) in an aggregate principal amount equal to 65% of the amount of such Net Proceeds of Asset Dispositions.

         (d) After the date hereof, within three Business Days after the Company or any Domestic Subsidiary receives Net Proceeds of Debt in excess of $250,000, the Company shall certify to the Purchaser the amount of Net Proceeds of Debt so received and prepay the Bank Loans and offer to prepay the Notes (as provided in subparagraph (g) below) in an aggregate principal amount equal to 100% of the amount by which such Net Proceeds of Debt exceeds an aggregate amount of Net Proceeds of Debt so received since the date hereof of $250,000.

         (e) After the date hereof, within five Business Days after any Foreign Subsidiary receives Net Proceeds of Debt or incurs any obligations under a Foreign Capital Lease, the Company shall certify to the Purchaser the amount of Net Proceeds of Debt pertaining thereto and prepay the Bank Loans and offer to prepay the Notes (as provided in subparagraph (g) below) in an aggregate principal amount equal to 65% of the amount of such Net Proceeds of Debt, or, in the case of a Foreign Capital Lease, the present value (using a discount rate equal to the implicit interest rate of such Foreign Capital Lease) of the aggregate amount of basic rent (excluding taxes, insurance and similar other charges) required to be paid during the term of such Foreign Capital Lease (excluding any renewal term, but including any payment required to be made at the end of the term as a result of failure to renew or purchase the property).

         (f) After the date hereof, within three Business Days after the Company or any Consolidated Subsidiary receives any Net Proceeds of Capital Stock (excluding Net Proceeds of Capital Stock issued in connection with the exercise of any management or employee stock option, so long as the Company or such Consolidated Subsidiary does not incur any net cash cost in connection with the exercise of such option), the Company shall certify to the Purchaser the amount of Net Proceeds of Capital Stock pertaining thereto and prepay the Bank Loans and offer to prepay the Notes (as provided in subparagraph (g) below) in an aggregate principal amount equal to 100% of the amount of such Net Proceeds of Capital Stock.

         (g) The offer to prepay Notes contemplated by the foregoing subparagraphs (a) through (f), inclusive, shall be made in writing to each holder of a Note at least ten Business Days before the proposed date of prepayment specifying such proposed date and the amount available for. A holder of a Note may accept such offer to prepay by causing a notice of such acceptance to be delivered to the Company within seven Business Days after receipt of the notice required pursuant to this subparagraph (g). A failure by a holder of Notes to respond to an offer to prepay made pursuant to this subparagraph (g) within such seven-Business Day period shall be deemed to constitute a rejection of such offer by such holder. The amount of all prepayments pursuant to subparagraphs (a) through (f), inclusive, shall be made (x) ratably to each holder of a Note accepting an offer to prepay made under this Section 8.3 and
(y) ratably to Wachovia, as Administrative Agent for the ratable benefit of the Banks. For purposes of this subparagraph (g), each Note's pro rata share shall be a fraction, the numerator of which is the sum of the unpaid principal balance of such Note on the date of such prepayment plus the Make-Whole Amount, if any, with respect to such Note on such date (such amounts collectively, the "NOTE PREPAYMENT AMOUNT"), and the denominator of which is the sum of the Note Prepayment Amount for such Note plus the Note Prepayment Amount for each other Note to be prepaid on the date of prepayment plus the unpaid principal balance of the Bank Loans on the date of such prepayment.

         8.4. ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each partial prepayment of the Notes, (i) the principal amount and Make-Whole Amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment and (ii) the amount so allocated to each Note shall be further allocated by each holder of a Note to the payment of unpaid principal and Make-Whole Amount for such Note in proportion to the principal amount and Make-Whole Amount included in the calculation of the numerator in the last sentence of Section 8.3(g).

         8.5. MATURITY; SURRENDER, ETC. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         8.6. PURCHASE OF NOTES. The Company will not, and will not permit any Affiliate, to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         8.7. OFFER TO PREPAY NOTES IN THE EVENT OF A CHANGE IN CONTROL.

                  (i) NOTICE OF IMPENDING CHANGE IN CONTROL. The Company shall give to each holder of Notes prompt written notice of any impending Change in Control for which it has received a written offer or notice.

                  (ii) NOTICE OF OCCURRENCE OF CHANGE IN CONTROL. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay the Notes as described in clause (iii) of this paragraph 8.7 and shall be accompanied by the certificate described in clause (vi) hereof.

                  (iii) OFFER TO PREPAY NOTES. The offer to prepay Notes contemplated by the foregoing clause (ii) shall be an offer to prepay, in accordance with and subject to this paragraph 8.7, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "PROPOSED PREPAYMENT DATE"). Such Proposed Prepayment Date shall be not less than 30 days and not more than 90 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 60th day after the date of such offer).

                  (iv) REJECTION, ACCEPTANCE. A holder of Notes may accept the offer to prepay made pursuant to this paragraph 8.7 by causing a notice of such acceptance to be delivered to the Company within 60 days after receipt of the notice required pursuant to clause (ii) of this paragraph 8.7. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this paragraph 8.7 within such 60-day period shall be deemed to constitute a rejection of such offer by such holder.

                  (v) PREPAYMENT. Prepayment of the Notes to be prepaid pursuant to this paragraph 8.7 shall be at 100% of the principal amount of such Notes, plus the Make-Whole Amount, if any, determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date.

                  (vi) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this paragraph 8.7 shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying: (a) the Proposed Prepayment Date; (b) that such offer is made pursuant to this paragraph 8.7; (c) the principal amount of each Note offered to be prepaid; (d) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (e) that the conditions of this paragraph 8.7 have been fulfilled; and (f) in reasonable detail, the nature and date of the Change in Control.

         8.8. MAKE-WHOLE AMOUNT. The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2,
         8.3 or 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on page C4 of the Bloomberg Financial Markets Service (or, if not available, any other nationally recognized trading screen reporting on-line intra-day trading in United States government securities) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
         (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and
         (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life. The Reinvestment Yield will be rounded to that number of decimal places as appears in the Notes.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3, 8.7 or 12.1.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2, 8.3 or 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9. AFFIRMATIVE COVENANTS. The Company covenants that so long as any of the Notes are outstanding:

         9.1. MAINTENANCE OF EXISTENCE. Except as otherwise permitted by Section 10.2, the Company shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

         9.2. COMPLIANCE WITH LAWS; PAYMENT OF TAXES.

(a) The Company will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except (i) where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued or (ii) the failure to do so would not have a Material Adverse Effect. The Company will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, would become a lien against the property of the Company or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Required Holders, the Company will set up reserves in accordance with GAAP.

         (b) The Company shall not permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Company and members of the Controlled Group to exceed $3,000,000 at any time. For purposes of this Section 9.2(b), the amount of withdrawal liability of the Company and members of the Controlled Group at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof which the Company and members of the Controlled Group have paid or as to which the Company reasonably believes, after appropriate consideration of possible adjustments arising under Sections 4219 and 4221 of ERISA, it and members of the Controlled Group will have no liability, provided that the Company shall obtain prompt written advice from independent actuarial consultants supporting such determination. The Company agrees (i) at the request of the Required Holders, once in each year, beginning with 2001, to request and obtain a current statement of the withdrawal liability of the Company and members of the Controlled Group from each Multiemployer Plan, if any, and (ii) to transmit a copy of such statement to the Purchaser within fifteen (15) days after the Company receives the same.

         9.3. INSURANCE. The Company will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Company or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

         9.4. MAINTENANCE OF PROPERTY. The Company shall, and shall cause each Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

         9.5. ENVIRONMENTAL NOTICES. The Company shall furnish to each holder of a Note that is an Institutional Investor prompt written notice of all material Environmental Liabilities, pending or, to the best knowledge of the Company, overtly threatened Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting in any material manner the Properties or any adjacent property, and all facts, events, or conditions that could reasonably be expected to lead to any of the foregoing.

         9.6. ENVIRONMENTAL RELEASE. The Company agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to the extent necessary to satisfy any Environmental Requirements or the demand of any Environmental Authority, take appropriate remedial action to eliminate, such Environmental Release.

         9.7. DOMESTIC SUBSIDIARIES TO BECOME GUARANTORS; RELEASE OF GUARANTORS TO BE SOLD.

         (a) If the Company acquires or creates a Domestic Subsidiary (other than a Receivables Subsidiary) at any time after the date of Closing, then (1) within 10 Business Days after the Company acquires or creates such Domestic Subsidiary, it must so notify the Purchaser, and (ii) within 10 Business Days after giving such notice, such Domestic Subsidiary must: (A) become a Guarantor by (x) executing and delivering to the Purchaser a counterpart of or joinder agreement pertaining to the Guaranty and a counterpart of or joinder agreement pertaining to the Contribution Agreement, thereby becoming a party to each of them, (y) delivering to the Purchaser an opinion of counsel to such Subsidiary substantially in the form of Exhibit 9.7, but limited to such Domestic Subsidiary, and excluding paragraph 2 thereof, and (z) delivering to the Purchaser documents pertaining to such Domestic Subsidiary reasonably requested by the Purchaser of the types described in Sections 4.3 and 4.10; and (B) execute and deliver such Security Documents pursuant to Section 9.9 as it would have been required to execute pursuant thereto if it had been a Guarantor on the date of Closing.

         (b) In the case of any Guarantor the stock of which is to be sold, such Guarantor may submit to the Purchaser a request for a release of its obligations under the Guaranty, and such Guarantor shall be entitled to obtain from the Purchaser a written release from the Guaranty, a written termination of all of its obligations under all Security Documents executed by it and a written release, a termination of all Liens under all such Security Documents, and the Company shall be entitled to obtain a written release from the Domestic Stock Pledge Agreement with respect to the capital stock of such Guarantor; provided that it can demonstrate to the reasonable satisfaction of the Purchaser that (A) the provisions of Section 10.2 will not be breached by such sale, (B) all loans to such Guarantor from the Company or any other Guarantor have been repaid in full, (C) the net purchase price to be realized by the seller of such Guarantor for such sale will be not less than 100% of the fair market value of such Guarantor, as determined in good faith by the Company's board of directors, and
(D) no Event of Default is in existence or will be caused as a result of such sale, and upon obtaining such written release, it shall no longer be a Guarantor for any purpose hereunder or under the Guaranty.

         9.8. PLEDGE OF STOCK OF DIRECT FOREIGN SUBSIDIARIES; RELEASE WITH RESPECT TO CERTAIN GUARANTORS TO BE Sold.

         (a) If the Company or any Domestic Subsidiary acquires or creates a Direct Foreign Subsidiary at any time after the date of Closing, then (1) within 10 Business Days after the Company or such Domestic Subsidiary acquires or creates such Direct Foreign Subsidiary, the Company must so notify the Significant Holders, and (ii) within 10 Company Business Days after giving such notice, the Company or such Domestic Subsidiary must execute and deliver a Foreign Stock Pledge Agreement with respect to 65% of the capital stock of such Direct Foreign Subsidiary together with the powers of attorney pursuant thereto and evidence of registration of the pledge or such other document or other writing which the Required Holders may reasonably require with respect thereto.

         (b) In the case of any Guarantor the stock of which is to be sold, if such Guarantor has executed a Foreign Stock Pledge Agreement with respect to any Direct Foreign Subsidiary which will continue to be a subsidiary thereof after such sale, or if any Direct Foreign Subsidiary is to be sold, with respect to such Direct Foreign Subsidiary, such Guarantor may submit to the Significant Holders a request for a release of such Foreign Stock Pledge Agreement, and such Guarantor shall be entitled to obtain from Wachovia, as Collateral Agent, a written release from such Foreign Stock Pledge Agreement with respect to such Direct Foreign Subsidiary, provided that it can demonstrate to the reasonable satisfaction of Wachovia, as Collateral Agent, that the conditions to the release of such Guarantor from the Guaranty set forth in Section 9.7(b) have been satisfied.

         9.9. COLLATERAL.

         (a) All manufacturing Plants and Other Real Property of the Company and each Guarantor are listed on Schedule 9.9, which shows, as to each Plant and Other Real Property: (i) the city, town or other local jurisdiction, and county and state of its location; (ii) whether the land on which such Plant or Other Real Property is located is owned or leased by the Company or a Guarantor, and if leased, the name and address of the owner; (iii) all Liens on the Plant or Other Real Property; and (iv) the name, address and type of interest of any Third Party whose consent is required in connection with the execution, delivery, recording and performance of a Mortgage as to such Plant or Other Real Property, and whether such consent has been obtained. Attached as Exhibit B to the Security Agreement is a list of Permitted Encumbrances based on lien search reports received by Wachovia, as Collateral Agent, as of the date of Closing. To the extent liens search reports ordered on behalf of Wachovia, as Collateral Agent, have not been received as of the date of Closing, such Exhibit B shall be modified after all such lien search reports have been received to include additional Permitted Encumbrances reasonably acceptable to the Required Holders based on such additional lien search reports. If the Company or any Guarantor opens any additional manufacturing plants or acquires any other real property, it shall promptly furnish to the Purchaser, Wachovia, as Collateral Agent, and the Secured Parties a supplement to Schedule 9.9 including such additional Plant or Other Real Property and furnish to Wachovia, as Collateral Agent, a Mortgage and appropriate UCC-1 financing statements requested by the Purchaser with respect to each such Plant and (if requested by the Purchaser), each such Other Real Property which is designated as a Designated Other Real Property.

         (b) It is the intent of the parties hereto that the Secured Obligations shall be secured by the Collateral subject to the provisions of Section 22.6 regarding the release of the Receivables Program Assets and the provisions of the Intercreditor Agreement. On or prior to the date of Closing, the Company and the Guarantors will execute and deliver to Wachovia, as Collateral Agent, the Security Documents (other than the Mortgages) and the other documents described in Section 4.8 and the Intercreditor Agreement (which also shall be executed by Wachovia, as Collateral Agent, and each of the Secured Parties). Prior to the date of Closing, the Company and the Guarantors, as applicable, have delivered to Wachovia, as Collateral Agent, and as to any Other Real Property which is not

Designated Other Real Property on the date of Closing, the Company and the Guarantors shall deliver to the Wachovia, as Collateral Agent, within 45 days after the date the Required Holders notify the Company of such designation, copies of any existing owner's title insurance policies, surveys and environmental inspection reports, as to such Plant or Designated Other Real Property which the Company or any Guarantor has in its possession. Within 45 days after the date of Closing (or, as to any Other Real Property which is not Designated Other Real Property on the date of Closing, after the date the Required Holders notify the Company of such designation), the Company and the Guarantors shall execute (as applicable) and deliver to Wachovia, as Collateral
Agent: (i) with respect to the Security Agreement, such agreements with Third Parties (including acknowledgements, lien waivers and agreements as to access to personal property from any warehouse owner or processor where any of such personal property may be located) as Wachovia, as Collateral Agent may reasonably require, and the Company agrees to use commercially reasonable efforts to obtain such Third Party agreements; (ii) the Mortgages and UCC-1 financing statements relating to the fixtures located at the premises described therein as to all Plants and all Designated Other Real Property; provided, however, that as to any Mortgage on a leasehold, the Company agrees that it shall use commercially reasonable efforts to obtain any required consent; and
(iii) all other Real Property Documentation with respect thereto (including a mortgagee title policy, a current survey and an environmental inspection report) and related lien searches; provided, however, that if a Phase 2 report is recommended in any Phase 1 report as to any Plant or Designated Other Property or the Required Holders determine in their reasonable judgment, based on such Phase 1 report, that a Phase 2 report should be obtained, such Phase 2 report shall be obtained and furnished as soon as reasonably practicable after such 45 day period ends, if it cannot be obtained and furnished within such 45 day period. Wachovia, as Collateral Agent shall file for record, as applicable, each of the Mortgages (and related UCC-1 financing statements pertaining to related fixtures) as to all of the Plants and Designated Other Real Property and the Company shall pay all recording fees and costs and stamp, intangible or other taxes payable in connection with the filing for record of the Mortgages, UCC-1 financing statements and the Patent Assignment (collectively, the "RECORDING EXPENSES"). In addition, Wachovia, as Collateral Agent shall obtain, at the expense of the Company, an appraisal as to the machinery and equipment owned by the Company and the Guarantors, which appraisal shall be in form and content and be obtained from an appraiser or appraisers satisfactory to Wachovia, as Collateral Agent. Wachovia, as Collateral Agent also shall conduct or cause to be conducted a field audit of the assets of the Company and the Guarantors, and the cost of such field audit shall be reimbursed by the Company.

         9.10. CREDIT FACILITY. On and after the date hereof, the Company shall maintain at all times a revolving credit facility (or a binding commitment therefore with an effective date on or prior to the date of Closing) having a maturity date no earlier than May 26, 2003 that is, along with any replacement of such facility, in form and substance satisfactory to the Required Holders.

         9.11. OTHER COVENANTS. If (in the opinion of the Required Holders) at any time and from time to time, after the date hereof, any of the covenants, representations and warranties or events of default, or any other material term or provision (other than any term or provision relating to payment terms, interest rates or penalties), contained in any other agreement or instrument of the Company providing for the incurrence of debt equal to or exceeding the principal amount of $5,000,000 ("MATERIAL DEBT DOCUMENT"), is more favorable to the lender or lenders under such Material Debt Document than are the terms of this Agreement to the holders of the Notes, this Agreement shall be amended to contain each such more favorable covenant, representation and warranty, event of default, term or provision, and the Company hereby agrees to so amend this Agreement and to execute and deliver all such documents requested by the Required Holder(s) to reflect such Amendment. Prior to the execution and delivery of such documents by the Company, this Agreement shall be deemed to contain each such more favorable covenant, representation and warranty, event of default, term or provision for purposes of determining the rights and obligations hereunder.

         9.12. COVENANT TO SECURE NOTE EQUALLY. The Company covenants that, if it or any Consolidated Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 10.7 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to
Section 17.1), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured. However, the compliance by the Company of this Section 9.12 shall not constitute a waiver of, or cure for, any violation of Section 10.7 hereof.

10. NEGATIVE COVENANTS. The Company covenants that so long as any of the Notes are outstanding:

         10.1. DISSOLUTION. Neither the Company nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part, except through corporate reorganization to the extent permitted by Section 10.2.

         10.2. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Company will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that:

         (a) the Company may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states,
(ii) the Company is the corporation surviving such merger, (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing and (iv) the Company has furnished to each holder of Notes that is an Institutional Investor a pro forma Compliance Certificate giving effect to such merger and showing compliance with the covenants calculated pursuant thereto;

         (b) Subsidiaries of the Company may merge with (i) one another, or (ii) so long as the Company is the surviving corporation, with the Company; and

         (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit, subject to Sections 8.3, 9.7(b) and 9.8(b) if applicable:

                           (i) any Foreign Sale-Leaseback Transaction;

                           (ii) during any Fiscal Quarter, a transfer of assets
                  or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be discontinued, when combined with all other assets transferred or utilized in a business line or segment to be discontinued, in such Fiscal Quarter and the most recent 3 consecutive Fiscal Quarters then ended, either (x) constituted more than 10% of Consolidated Total Assets measured as of the end of the immediately preceding Fiscal Quarter for which the Company has supplied financial statements pursuant to this Agreement, or (y) contributed more than 10% of Consolidated Operating Income during the most recent 4 consecutive Fiscal Quarters for which the Company has supplied financial statements pursuant to this Agreement (disregarding any Fiscal Quarter in which there was an operating loss, on a consolidated basis); provided, that, notwithstanding the foregoing, in no event shall any disposition of assets pursuant to this Section 10.2(c)(ii) be permitted in the event that after such disposition, Consolidated Total Assets shall be less than 90% of Consolidated Total Assets measured as of the end of the Fiscal Year ended October 3, 1999, and Wachovia, as Collateral Agent, shall release any Liens which it has on any such assets sold as permitted by this Section 10.2(c)(ii), or

                           (iii) the Company may enter into an arrangement to
                  sell Receivables pursuant to a Receivables Securitization Program if, as of the end of each of the 2 immediately preceding Fiscal Quarters prior to entering into such arrangement, the Leverage Ratio has been equal to or less than
                  2.50 to 1.00.

         10.3. CHANGE IN FISCAL YEAR. The Company will not change its Fiscal Year without the consent of the Required Holders.

         10.4. ENVIRONMENTAL MATTERS. The Company and its Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in material compliance with all applicable Environmental Requirements.

         10.5. TRANSACTIONS WITH AFFILIATES. Neither the Company nor any of its Subsidiaries shall enter into any transaction with any Affiliate of the Company or such Subsidiary (which Affiliate is not the Company or a Wholly Owned

Subsidiary), except as permitted by law and pursuant to reasonable terms which are no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate or in the ordinary course of business as conducted as of the date of Closing and except for transactions contemplated by (i) the Stockholders' Agreement dated as of June 22, 1990, as amended, among the Company, George Greenberg and Charles Hayes, or (ii) the Stockholders' Agreement dated as of April 30, 1991, among the Company and Charles Hayes, as amended.

         10.6. INVESTMENTS. Neither the Company nor any of its Subsidiaries shall make Investments in any Person except (i) existing Investments described in Schedule 10.6 and Debt permitted by Section 10.14, (ii) loans or advances to employees not exceeding $1,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the date of Closing; (iii) deposits required by landlords, government agencies or public utilities; (iv) Investments in direct obligations of the United States Government maturing within one year, (v) Investments in certificates of deposit issued by a commercial bank whose credit is satisfactory to the Required Holders, (vi) Investments in commercial paper rated A1 or the equivalent thereof by Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. or P1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition, (vii) Investments in tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Rating Group and Aa or the equivalent thereof by Moody's Investors Service, Inc., (viii) Investments in the Company or any Guarantor, (ix) loans and advances to Subsidiaries which are in existence on the date of Closing and are evidenced by Pledged Notes, (x) Investments in a Receivables Subsidiary pursuant to a Receivables Securitization Program, (xi) conversion of debt in existence on the date of Closing which arose from loans to American Textil S.A. de C.V. and Unger Fabrik, LLC to equity,
(xii) total Investments made in the infrastructure project in Tamaulipas, Mexico, in an aggregate amount not exceeding $12,500,000, (xiii) total Investments made for other capital expenditures in Tamaulipas, Mexico for the completion of dyeing, finishing and knitting and related facilities in an aggregate amount not exceeding $57,900,000, (xiv) loans made after the date of Closing for working capital to be used in Tamaulipas, Mexico in an aggregate amount not exceeding $16,000,000, (xv) transfer of equipment in an aggregate amount not exceeding $3,000,000 from the United States to Tamaulipas or Mexico City, Mexico, (xvi) Investments made after the date of Closing in Brazil in an aggregate amount not exceeding $2,000,000 (xvii) Investments made after the date of Closing in the Czech Republic in an aggregate amount not exceeding $1,500,000, consisting of up to $800,000 in transfers of equipment to the Czech Republic and up to $700,000 in working capital loans from cash available in the United Kingdom, (xviii) Investments made after the date of Closing in American Textil S.A. de C.V. in an aggregate amount not exceeding $1,000,000 and (xix) Investments made after the date of Closing in Unger Fabrik, LLC in an aggregate amount not exceeding $1,000,000 (except that if Unger Fabrik, LLC becomes a Guarantor hereunder, clause (viii) above shall be applicable and this clause shall have no further force or effect), (xx) in addition to other Investments permitted by this Section, other Investments made after the date of Closing in

Mexico in an aggregate amount not exceeding $1,000,000, (xxi) other Investments made in Foreign Subsidiaries created after the date of Closing, so long as the amount of such Investment in any such new Foreign Subsidiary does not exceed the statutory minimum amount required by applicable law in order to create such new Foreign Subsidiary, and the aggregate amount of all such Investments does not exceed $100,000 and (xxii) Investments in Grupo Ambar S.A. de C.V. necessary to acquire the 5% of the common stock therein not owned by the Company in the event the owner of such 5% interest exercises a put right or the Company exercises a call right pertaining thereto, so long as such Investments do not involve the payment of cash or cash equivalents as part of the purchase price or consideration paid to such owner (other than pursuant to a subordinated loan arrangement in which such loan is fully subordinated in all respects to the Senior Note Obligations, with no interest or principal being payable thereunder until all Senior Note Obligations have been repaid in full); provided that after giving effect to the making of any Investments permitted by clauses (xi) through
(xxi) of this Section, if there are any Notes outstanding at that time, no Default shall be in existence or be created thereby.

         10.7. LIENS. Neither the Company nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) (i) Liens in favor of Wachovia, as Collateral Agent pursuant to the Security Documents and (ii) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $500,000;

         (b) any Lien existing on any specific fixed asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

         (c) any Lien on any specific fixed asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Consolidated Subsidiary and not created in contemplation of such event;

         (d) any Lien existing on any specific fixed asset prior to the acquisition thereof by the Company or a Consolidated Subsidiary and not created in contemplation of such acquisition;

         (e) Liens securing Debt owing by any Subsidiary to the Company;

         (f) Liens on Receivables Program Assets pursuant to a Receivables Securitization Program;

         (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

         (h) Liens incidental to the conduct of its business or the ownership of its assets (including, without limitation, and so long as they are Permitted Encumbrances if they affect Collateral, landlord liens and statutory liens of carriers, warehousemen, mechanics, materialmen and other liens imposed by law, created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings or with respect to which adequate reserves under GAAP are being maintained, and which were not incurred in connection with the borrowing of money) which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

         (i) any Lien on Margin Stock; and

         (j) Liens on assets leased pursuant to Foreign Capital Leases or other Permitted Foreign Debt and Liens permitted by Section 10.12 in connection with Permitted Factoring Arrangements.

         10.8. INTEREST COVERAGE RATIO. The Interest Coverage Ratio for the Fiscal Quarter just ended and the three immediately preceding Fiscal Quarters shall at no time be less than the ratio set forth below as of the end of the Fiscal Quarters set forth below:

-------------------------------------------- -------------------------------
                                                    MINIMUM INTEREST
            FISCAL QUARTER                           COVERAGE RATIO
-------------------------------------------- -------------------------------
4th of 2000 Fiscal Year                               4.00
-------------------------------------------- -------------------------------
1st of 2001 Fiscal Year                               3.05
-------------------------------------------- -------------------------------
2nd of 2001 Fiscal Year                               2.65
-------------------------------------------- -------------------------------
3rd of 2001 Fiscal Year                               2.75
-------------------------------------------- -------------------------------
4th of 2001 Fiscal Year                               3.20
-------------------------------------------- -------------------------------
1st  of 2002 Fiscal Year                              3.80
-------------------------------------------- -------------------------------
2nd of 2002 Fiscal Year                               4.00
-------------------------------------------- -------------------------------
3rd of 2002 Fiscal Year                               4.50
-------------------------------------------- -------------------------------
4th of 2002 Fiscal Year and                           5.00
thereafter
-------------------------------------------- -------------------------------


         10.9. RESTRICTED PAYMENTS. The Company will not declare or make any Restricted Payment during any Fiscal Year.

         10.10. LEVERAGE RATIO. The Leverage Ratio for the Fiscal Quarter just ended and the immediately preceding 3 Fiscal Quarters shall at all times be less than the ratio set forth below as of the end of the Fiscal Quarters set forth below:

----------------------------------------- ----------------------------------
        FISCAL QUARTER                         LEVERAGE RATIO
----------------------------------------- ----------------------------------
4th of 2000 Fiscal Year                            4.25
----------------------------------------- ----------------------------------
1st of 2001 Fiscal Year                            4.35
----------------------------------------- ----------------------------------
2nd of 2001 Fiscal Year                            4.50
----------------------------------------- ----------------------------------
3rd of 2001 Fiscal Year                            3.75
----------------------------------------- ----------------------------------
4th of 2001 Fiscal Year                            2.95
----------------------------------------- ----------------------------------
1st of 2002 Fiscal Year                            2.55
----------------------------------------- ----------------------------------
2nd of 2002 Fiscal Year                            2.50
----------------------------------------- ----------------------------------
3rd of 2002 Fiscal Year                            2.25
----------------------------------------- ----------------------------------
4th of 2002 Fiscal Year and                        2.00
thereafter
----------------------------------------- ----------------------------------


         10.11. MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Consolidated Tangible Net Worth will at no time be less than $245,000,000 plus the sum of (i) 50% of the cumulative Reported Net Income of the Company and its Consolidated Subsidiaries during any period after the Fiscal Quarter ending April 2, 2000 (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Reported Net Income for purposes of this clause (i), any Fiscal Quarter in which the Reported Net Income of the Company and its Consolidated Subsidiaries is negative, (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after the Fiscal Quarter ending April 2, 2000, calculated quarterly at the end of each Fiscal Quarter, and (iii) 100% of any equity resulting from the conversions of any Debt of the Company or its Consolidated Subsidiaries.

         10.12. FACTORING ARRANGEMENTS. The Company and its Subsidiaries shall not have any factoring arrangements, except those which comply with the provisions of this Section 10.12 ("PERMITTED FACTORING ARRANGEMENTS"): (i) the aggregate face amount of factored accounts receivable outstanding at any time shall not exceed $30,000,000; (ii) any Factor Advances under a Permitted Factoring Arrangement shall be included in the computation of Debt for purposes of Section 10.14(b)(viii) and may be secured by (x) accounts receivable which are not sold and have not been identified for sale to such factor ("NON-FACTORED ACCOUNTS"), so long as such factor has expressly subordinated its Lien on such Non-Factored Accounts to the Lien of Wachovia, as Collateral Agent, pursuant to a subordination provision acceptable to the Required Holders, which subordinated Liens shall be included in the computation of Liens permitted by Section 10.7(j), and (y) accounts which have been identified for sale to such factor pursuant to the factoring arrangement but which have not yet been sold ("IDENTIFIED ACCOUNTS"), which Liens shall be included in the computation of Liens permitted by Section 10.7(j) until they are actually sold pursuant to such factoring arrangement, but need not be subordinated pursuant to the foregoing (and any Non-Factored Accounts which become Identified Accounts shall no longer be subject to such subordination provisions). Upon the actual sale of Identified Accounts pursuant to such factoring arrangement (such sold accounts being "FACTORED ACCOUNTS"), the Lien of Wachovia, as Collateral Agent shall be automatically released pursuant to the Security Agreement.

         10.13. ADJUSTED INTEREST COVERAGE RATIO. Commencing at the end of the first Fiscal Quarter of the 2003 Fiscal Year, the Adjusted Interest Coverage Ratio for the Fiscal Quarter just ended and the three immediately preceding Fiscal Quarters shall at no time be less than 3.00.

         10.14. ADDITIONAL DEBT; DEBT OF RECEIVABLES SUBSIDIARY. The Company shall not incur or permit to exist, or permit any Consolidated Subsidiary other than the Receivables Subsidiary to incur or permit to exist, any Debt other than:

         (a) Debt under credit facilities in Mexico in the aggregate amount not exceeding the Dollar equivalent of 66,000,000 Mexican pesos, calculated based on the exchange rate as of the date of Closing, debt under credit facilities in the United Kingdom in the aggregate amount not exceeding the Dollar equivalent of 5,000,000 British pounds sterling, calculated based on the exchange rate as of the date of Closing, term facilities to be entered into in Portugal in the aggregate amount not exceeding the Dollar equivalent of 900,000,000 Portuguese escudos, calculated based on the exchange rate as of the date of Closing; and

         (b) (i) Debt in existence on the date of Closing (including unsecured Debt in the amount of $1,500,000 of Unger Fabrik LLC, a limited liability company in which the Company owns 50% on the date of Closing, but in which it may thereafter acquire additional interests), and extensions, renewals, refinancings or refundings thereof (provided that the amount of such Debt is not increased); (ii) the Debt under this Agreement; (iii) Debt permitted to be secured by Liens permitted by Section 10.7; (iv) Debt of the types described in clause (vii) of the definition of Debt which is incurred in the ordinary course of business in connection with the sale or purchase of goods or to assure performance of an obligation to a utility or a governmental entity or a worker's compensation obligation; (v) Receivables Program Obligations; (vi) Debt permitted by Section 10.6; (vii) obligations to reimburse any bank or other Person in respect of amounts paid or to be paid under any irrevocable standby letter of credit, or letter of credit issued in support of trade payables arising from the import of goods, in an aggregate amount at any time for all such standby and trade letters of credit not exceeding $3,000,000 and (viii) Foreign Capital Leases and other Permitted Foreign Debt. The Company shall not permit the Receivables Subsidiary to incur any Debt or other liabilities other than in connection with the Receivables Securitization Program.

         10.15. CAPITAL EXPENDITURES. Capital Expenditures will not exceed in the aggregate (i) in the 2001 Fiscal Year, $72,000,000 and (ii) in the 2002 Fiscal Year, $50,000,000 plus any amount permitted to be spent for Capital Expenditures in the 2001 Fiscal Year and not spent in such Fiscal Year.

         10.16. NATURE OF BUSINESS. Neither the Company nor any Restricted Subsidiary shall engage in any business, if as a result, when taken as a whole, the general nature of the business then engaged in by the Company and its

Restricted Subsidiaries would be substantially changed from the nature of the business of the Company and its Subsidiaries on the date hereof and described in the Memorandum.

         10.17. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company shall not permit any of its Restricted Subsidiaries to create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries with respect to, or on account of, its Equity Interests or (b) pay any Debt owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) agreements evidencing Debt as in effect on the date of Closing and described on Schedule 5.15 hereof and any agreement which evidences any renewal, extension, substitution or refinancing of such Debt so long as the provisions relating to such encumbrance or restriction contained in any such agreement are no more restrictive or onerous to the Company or such Subsidiary, (b) agreements evidencing Priority Debt of Subsidiaries permitted to be incurred under this Agreement, (c) applicable law, (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, and (f) an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or property or assets of a Restricted Subsidiary.

11. EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

         (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due, whether at maturity or at a date fixed for prepayment (including without limitation pursuant to Section 8.3) or by declaration or otherwise; or

         (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due; or

         (c) the Company shall fail to observe or perform any covenant contained in Section 5.15, Section 7.4, Section 9.1, Section 10.1, Section 10.2, Sections
10.6 through 10.11, inclusive, Section 10.13 or Section 10.15; or

         (d) the Company, any Guarantor or any other Subsidiary shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or any other Related Document and such default is not remedied within 30 days (or, in the case of the covenant contained in Section 7.1(d), 5 Business Days) after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

         (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

         (f) the Company or any Subsidiary shall fail to make any payment in respect of Debt in an aggregate amount outstanding in excess of $5,000,000 (other than the Notes) when due or within any applicable grace period; or

         (g) any event or condition shall occur which results in the acceleration of the maturity of Debt of the Company or any Subsidiary in an aggregate amount outstanding in excess of $5,000,000 or the termination of the commitments with respect to any such Debt (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Company or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Company or any Subsidiary); or

         (h) the Company or any Subsidiary (i) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or (iii) shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or (iv) shall take any corporate action to authorize any of the foregoing; or

         (i) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

         (j) the Company or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Company, any member of the Controlled Group, any plan administrator or any combination of the foregoing which results in a liability of the Company in an aggregate amount of $3,000,000 or more; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated which results in a liability of the Company in an aggregate amount of $3,000,000 or more; or

         (k) one or more judgments or orders for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

         (l) a federal tax lien shall be filed against the Company or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Company or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

         (m) the Company or any Guarantor or any other Person related thereto shall disavow or attempt to terminate any or all of the Related Documents or any or all of the Related Documents shall cease to be in full force and effect in whole or in part for any reason whatsoever; or

         (n) except as contemplated by the terms thereof, any of the Security Documents shall be cancelled, terminated, revoked or rescinded or, except as released in accordance with the provisions of the Security Documents, the security interests, mortgages or liens in any of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Related Documents shall be commenced by or on behalf of the Company or any of its Subsidiaries party thereto or any of their respective stockholders or any other Person, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Security Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

         (o) (i) an event of default shall have occurred under the Credit Agreement, without giving effect to any amendment, waiver or consent with respect thereto, or (ii) the banks party to the Credit Agreement shall accelerate the maturity of all or any part of the indebtedness thereunder, or
(iii) the commitments under the Credit Agreement shall be terminated in whole or in part or permanently reduced except as allowed or required by Sections 2.07 and 2.08 of the Credit Agreement, or (iv) the bank a party to the Credit Agreement shall refuse to advance funds under the Credit Agreement for any reason whatsoever.

12. REMEDIES ON DEFAULT, ETC.

         12.1. ACCELERATION.

         (a) If an Event of Default with respect to the Company described in paragraph (h) or (i) of Section 11 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

         (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon, and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived, and Wachovia, as Collateral Agent shall take such actions as are directed by the "Required Secured Parties" (as defined in the Intercreditor Agreement) pursuant to Section 11 of the Intercreditor Agreement, and apply any proceeds of the Collateral as provided in Section 12 of the Intercreditor Agreement. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         12.2. OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         12.3. RESCISSION. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than nonpayment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         12.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         13.1. REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         13.2. TRANSFER AND EXCHANGE OF NOTES. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

         13.3. REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

         (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

         (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14. PAYMENTS ON NOTES.

         14.1. PLACE OF PAYMENT. Subject to Section 13.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of The Bank of New York in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         14.2. HOME OFFICE PAYMENT. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 13.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 13.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 12.2. The Company will afford the benefits of this Section 13.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 13.2.

15. EXPENSES, ETC.

         15.1. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or the Related Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the Related Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or the Related Documents, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

         15.2. SURVIVAL. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17. AMENDMENT AND WAIVER.

         17.1. REQUIREMENTS. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

         17.2. SOLICITATION OF HOLDERS OF NOTES.

         (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         17.3. BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         17.4. NOTES HELD BY COMPANY, ETC. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18. NOTICES. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

         (a) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

         (b) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

         (c) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer, with a copy thereof to the Company at the same address to the attention of the Legal Department, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20. CONFIDENTIAL INFORMATION. For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates, (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21. SUBSTITUTION OF PURCHASER. You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22. MISCELLANEOUS.

         22.1. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         22.2. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         22.3. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         22.4. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         22.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         22.6. RELEASE OF RECEIVABLES PROGRAM ASSETS. Contemporaneously with the closing of a Receivables Securitization Program, upon the written request of the Company, the Purchaser shall execute and deliver an intercreditor agreement, in form and substance satisfactory to the Purchaser between the Company, the Purchaser and the trustee or administrative agent under the Receivables Securitization Program (the "RECEIVABLES INTERCREDITOR AGREEMENT") which among other things will include (x) a release by the Purchaser of its security interest in Receivables Program Assets, and its agreement to terminate or amend UCC-1 financing statements related thereto, and (b) a recognition by such trustee or administrative agent of the security interest of the Purchaser in any Receivables which are not Receivables Program Assets; provided that: (i) the Company executes and delivers an amendment to the Domestic Stock Pledge Agreement, in form and substance reasonably satisfactory to the Purchaser, adding thereto the pledge of the capital stock of the Receivables Subsidiary. The Company agrees that, so long as any Notes remain outstanding, it will not exercise its right to continue to make sales of Receivables under the Receivables Documents at a time when sales otherwise would automatically terminate thereunder.

         22.7. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                    * * * * *

                         [Signatures on following page]

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.


                     Very truly yours,

                     GUILFORD MILLS, INC.


                     By: Kim A. Thompson
                         ------------------------------
                         Name:  Kim A. Thompson
                         Title: Vice President and
                                Chief Financial Officer

The foregoing is hereby agreed to as of the date thereof:

                     THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                     By: Robert R. Derrick
                         ------------------------------
                         Name:  Robert R. Derrick
                         Title: Vice President

                     C.M. LIFE INSURANCE COMPANY


                     By: Thomas Li
                         ------------------------------
                         Name:  Thomas Li
                         Title: Managing Director

                     MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


                     By: Thomas Li
                         ------------------------------
                         Name:  Thomas Li
                         Title: Managing Director

                     AMERICAN GENERAL ANNUITY INSURANCE COMPANY
                     THE VARIABLE ANNUITY LIFE INSURANCE COMPANY


                     By: C. Scott Inglis
                         ------------------------------
                         Name:  C. Scott Inglis
                         Title: Investment Officer

                      SCHEDULE B TO NOTE PURCHASE AGREEMENT


                                  DEFINED TERMS


         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                  "A-ADVANCED" means A-Advanced Mini Storage, LLC, a limited liability company in which the Company owns 50% of the membership interests and two individuals not otherwise affiliated with the Company each own the other 25%.

                  "A-ADVANCED GUARANTY" means the unconditional guaranty of payment executed and delivered by the Company and the other members of A-Advanced in favor of Wachovia, guaranteeing payment of the principal, interest, fees, costs and other amounts arising in connection with to revolving and term loan obligations of A-Advanced to Wachovia in the maximum principal amount of $2,550,000 incurred to construct mini-ware houses on land owned by the Company and leased to A-Advanced.

                  "A-ADVANCED GUARANTY OBLIGATIONS" means the obligations of the Company to Wachovia under the A-Advanced Guaranty.

                  "ADJUSTED INTEREST COVERAGE RATIO" means the ratio of (i) Consolidated Total EBITDA minus Capital Expenditures, to (ii) Consolidated Interest Expense.

                  "AFFILIATE" shall mean, with respect to any entity, any other entity (i) directly or indirectly controlling or controlled by or under direct or common control with such entity or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such entity. For purposes of this definition, "control" when used with respect to any entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AMORTIZATION" means for any period of determination the sum of all amortization charges of the Company and its Consolidated Subsidiaries for such period as determined in accordance with GAAP, on a consolidated basis.

                  "APPLICABLE RATE" shall mean 7.91% per annum, provided, however, that if at any time the Company shall comply with each of
         Section 8 and 9 of this Agreement for four consecutive Fiscal Quarters (such period, the "COMPLIANCE PERIOD"), and for so long as the Company continues to comply with such covenants, the Applicable Rate shall be reduced (i) by .20 of one percent per annum in each of the first, second and third Fiscal Quarters following the Compliance Period and
         (ii) by .25 of one percent per annum in the fourth Fiscal Quarter following the Compliance Period, provided, further, that if the Company shall fail to comply with any of Section 7, 8 or 9 of this Agreement during any Fiscal Quarter following the Compliance Period, then the

         Applicable Rate, beginning with the next succeeding Fiscal Quarter, shall be 7.91% per annum, subject to later reduction in accordance with this definition, and provided, however, notwithstanding anything to the contrary in the foregoing, in no event shall the Applicable Rate at any time be less than 7.06% per annum.

                  "APPLICABLE RESTRUCTURING CHARGES" means, for each applicable quarterly reporting period in which such charges should be included:
         (i) restructuring charges incurred in the fourth Fiscal Quarter of the 2000 Fiscal Year in an amount not exceeding $28,645,000, described in the Restructuring Charges Letter; (ii) restructuring charges to be incurred in each Fiscal Quarter of the 2001 Fiscal Year described in the Restructuring Charges Letter; provided, that the aggregate of such Applicable Restructuring Charges for the 2001 Fiscal Year shall not exceed $14,015,000.

                  "ASSET DISPOSITIONS" means, subject to the Asset Letter, any disposition, whether by sale, lease, assignment or other transfer of
         (a) any of the assets of the Company or its Domestic Subsidiaries (other than a Receivables Subsidiary), including, without limitation, pursuant to any Permitted Factoring Arrangements and any Receivables Securitization Program, and (b) any of the assets of a Foreign Subsidiary pursuant to a Foreign Sale-Leaseback Transaction.

                  "ASSET LETTER" means a letter dated November 6, 2000 from the Company to the Wachovia, the Banks and each holder of a Note as of such date designated as the Asset Letter.

                  "BANK" means each bank party to the Credit Agreement.

                  "BANK LOANS" is defined in Section 8.3(a)

                  "BANK LETTER OF CREDIT OBLIGATIONS" means all reimbursement obligations and all other obligations, including interest, fees, costs and indemnification amounts, incurred or arising from any standby or trade letters of credit issued by any Bank or Affiliate thereof for the account of the Company or any Subsidiary.

                  "BANK OBLIGATIONS" means all indebtedness, liabilities and obligations of the Company to Wachovia, as Administrative Agent, and the Banks incurred or arising from time to time under the Credit Agreement and each of the Loan Documents (as defined in the Credit Agreement), including principal, interest, fees, costs and indemnification amounts, and any extensions or renewals thereof in whole or in part.

                  "BUSINESS DAY" means (a) for the purposes of Section 8.8 only any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in

         New York, New York or Charlotte, North Carolina are required or authorized to be closed.

                  "CAPITAL EXPENDITURES" means for any period the sum of all capital expenditures incurred during such period by the Company and its Consolidated Subsidiaries, as determined in accordance with GAAP; provided that Capital Expenditures shall not include capitalized interest or any amortized deferred financing costs which are included in the computation of Consolidated Interest Expense.

                  "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "CASH MANAGEMENT AGREEMENTS" means, individually and collectively, as the context shall require any agreements between the Company, on the one hand, and any Bank, on the other hand, whether now or hereafter in effect, pursuant to which such Bank provides Cash Management Services, and all amendments thereto, supplements thereof, and replacements therefor.

                  "CASH MANAGEMENT SERVICES" shall mean cash management services for operating, collection, payroll and trust accounts of the Company and/or its Subsidiaries provided by a Cash Management Services Provider and/or its Affiliates, including, without limitation, automatic clearing house services, control disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services, and wire transfer services.

                  "CASH MANAGEMENT SERVICES OBLIGATIONS" means any and all obligations of the Company and/or any of its Subsidiaries to any Cash Management Services Provider and/or any of its Affiliates under any of the Cash Management Agreements or otherwise relating to any of the Cash Management Services.

                  "CASH MANAGEMENT SERVICES PROVIDER" means any Bank or Affiliate thereof which provides Cash Management Services to the Company and/or any of its Affiliates under any of the Cash Management Agreements or otherwise relating to any of the Cash Management Services, in its capacity as the provider of such services.

                  "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.ss. 9601 et. seq. and its implementing regulations and amendments.

                  "CHANGE IN CONTROL" shall mean (i) the beneficial ownership or acquisition in any transaction or series of related transactions of 50% or more of the combined voting power of all then issued and outstanding Voting Stock of the Company by any Person (together with any of its Affiliates) holding 10% or more the combined voting power of the issued and outstanding Voting Stock of the Company as of September 27, 1998, acting alone or in concert with one or more Persons, (ii) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of the voting stock of the Company; or (ii) as of any date a majority of the Board of Directors of the Company consists of individuals who were not either (A) directors of the Company as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (A) and individuals described in clause
         (B).

                  "CLOSING" is defined in Section 3.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                  "COMPANY" means Guilford Mills, Inc., a Delaware corporation.

                  "COMPLIANCE CERTIFICATE" is defined in Section 7.2(a).

                  "CONFIDENTIAL INFORMATION" is defined in Section 20.

                  "CONSOLIDATED INTEREST EXPENSE" for any period means (i) interest, whether expensed or capitalized, in respect of Consolidated Total Debt of the Company or any of its Consolidated Subsidiaries outstanding during such period and (ii) all discount, fees and program expenses payable under a Receivables Securitization Program.

                  "CONSOLIDATED NET INCOME" means, for any period, the Net Income of the Company and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Company or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

                  "CONSOLIDATED NET WORTH" means, as of any date,

                  (a)      Consolidated Total Assets, minus

                  (b) the total liabilities of the Company and its Restricted Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP.

                  "CONSOLIDATED OPERATING INCOME" means, for any period, the Operating Income of the Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Company in its consolidated financial statements as of such date.

                  "CONSOLIDATED TANGIBLE NET WORTH" means, at any time, Stockholders' Equity, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries, prepared in accordance with GAAP, of:

                  (a) Any surplus resulting from any write-up of assets subsequent to October 3, 1999;

                  (b) All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;

                  (c) To the extent not included in (b) of this definition, any amount at which shares of Capital Stock of the Company appear as an asset on the balance sheet of the Company and its Consolidated Subsidiaries;

                  (d) Loans or advances to stockholders, directors, officers or employees; and

                  (e) To the extent not included in (b) of this definition, deferred expenses.

                  "CONSOLIDATED TOTAL ASSETS" means, at any time, the total assets of the Company and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries, prepared in accordance with GAAP.

                  "CONSOLIDATED TOTAL CAPITALIZATION" shall mean as of the date of determination, the aggregate of Total Debt and Consolidated Net Worth.

                  "CONSOLIDATED TOTAL DEBT" means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

                  "CONSOLIDATED TOTAL EBITDA" means, as to the Company and its Consolidated Subsidiaries calculated for each Fiscal Quarter then ending, and the immediately preceding 3 Fiscal Quarters (determined on a consolidated basis and in accordance with GAAP), the sum of (a) Consolidated Net Income, plus (b) Consolidated Interest Expense (to the extent subtracted from Consolidated Net Income), plus (c) Amortization (to the extent subtracted from Consolidated Net Income), plus (d) Depreciation (to the extent subtracted from Consolidated Net Income), plus (e) consolidated tax expenses for such period (to the extent subtracted from Consolidated Net Income), minus or plus (f) to the extent included in Consolidated Net Income, any non-operating gains and losses, up to but not in excess of $2,500,000, plus (g) non cash charges up to but not in excess of $5,000,000, plus (h) Applicable Restructuring Charges.

                  "CONTRIBUTED RECEIVABLES" means Receivables which are contributed to the Receivables Subsidiary as equity Investments therein pursuant to a Receivables Securitization Program.

                  "CONTRIBUTION AGREEMENT" means the Amended and Restated Contribution Agreement of even date with the date of Closing in substantially the form of Exhibit B-1 to be executed by the Company and each of the Guarantors.

                  "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

                  "CREDIT AGREEMENT" shall mean that certain Credit Agreement dated as May 26, 2000, as amended as of the date hereof, among Wachovia, as Administrative Agent and the Banks, as it may be amended, modified, supplemented, replaced or refinanced from time to time in accordance with the terms hereof.

                  "DEBT" of any Person means at any date, without duplication,
         (i) all obligations of such Person for borrowed money, including Factor Advances, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument, but excluding letters of credit or similar instruments having a stated maturity of less than one year from the date of issuance which are issued in support of trade payables arising from the import of goods,
         (viii) all Hedge Obligations, (ix) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (x) all Debt of others Guaranteed by such Person, and (xi) all principal amounts outstanding and owed to parties other than the Company or any Subsidiary under the items described in clause (a) of the definition of Receivables Program Obligations.

                  "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

                  "DEFAULT RATE" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by The Bank of New York, New York, New York as its "base" or "prime" rate.

                  "DEPRECIATION" means for any period the sum of all depreciation expenses of the Company and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

                  "DESIGNATED OTHER REAL PROPERTY" means Other Real Property as to which the Purchaser has required, either by so designating on
         Schedule 9.9 or as the Wachovia, as Collateral Agent, may after the date of Closing so designate by written notice to the Company, that a Mortgage be executed and delivered and Real Property Documentation obtained, including as to each such Other Real Property the land on which it is located and the buildings, fixtures and other improvements located thereon.

                  "DIRECT FOREIGN SUBSIDIARY" means any Foreign Subsidiary owned directly by the Company and/or a Domestic Subsidiary.

                  "DOMESTIC STOCK PLEDGE AGREEMENT" means the Amended and Restated Domestic Stock Pledge Agreement, substantially in the form of Exhibit B-2, and to be executed by the Company and each Guarantor owning Domestic Subsidiaries, agreeing to pledge to Wachovia, as Collateral Agent, pursuant thereto, for the equal and ratable benefit of the Secured Parties, all of the outstanding capital stock of all Domestic Subsidiaries, to secure the payment of all of the Secured Obligations, as any of the foregoing may be amended or supplemented from time to time.

                  "DOMESTIC SUBSIDIARY" means any Subsidiary which is organized under the laws of the United States of America or any state, territory or possession thereof or the District of Columbia.

                  "ENVIRONMENTAL AUTHORITY" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                  "ENVIRONMENTAL JUDGMENTS AND ORDERS" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

                  "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment.

                  "ENVIRONMENTAL LIABILITIES" means any liabilities arising from and in any way associated with any Environmental Requirements.

                  "ENVIRONMENTAL NOTICES" means written notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations or demands from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                  "ENVIRONMENTAL PROCEEDINGS" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                  "ENVIRONMENTAL RELEASES" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

                  "ENVIRONMENTAL REQUIREMENTS" means any legal requirement relating to health, safety or the environment and applicable to the Company, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

                  "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

                  "EVENT OF DEFAULT" is defined in Section 11.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE NOTE" is defined in Section 1.

                  "EXCLUDED RECEIVABLES ASSETS" means: (i) all inventory of the Company or any of its Subsidiaries, other than returned or repossessed goods, if any, relating to the sale that gave rise to any Purchased Receivables or Contributed Receivables ("SPECIFIED RETURNED GOODS)";
         (ii) Receivables which are not Purchased Receivables or Contributed Receivables; and (iii) any Receivables or other proceeds of inventory of the Company and the Subsidiaries created or arising (x) after a the commencement of a case under 11 U.S.C.A, ss.101 et. seq. (as amended from time to time) in which the Company or such Subsidiary is the debtor (other than proceeds of Specified Returned Goods), (y) after termination of purchases under the Receivables Securitization Program or (z) from the sale or other disposition of any of the inventory of the Company and the Subsidiaries (other than Specified Returned Goods) by Wachovia, as Collateral Agent, as a secured party under the applicable Uniform Commercial Code.

                  "FACTOR ADVANCES" means all amounts advanced to the Company or a Subsidiary in respect of an Identified Account prior to its stated maturity by a factor in connection with a Permitted Factoring Arrangement.

                  "FACTORED ACCOUNTS" has the meaning set forth in Section
         10.12.

                  "FAIR MARKET VALUE" shall mean, at any time, the sale value of property that would be realized in an arm's length sale at such time between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, respectively.

                  "FISCAL QUARTER" means any fiscal quarter of the Company.

                  "FISCAL YEAR" means any fiscal year of the Company.

                  "FOREIGN CAPITAL LEASE" means any lease by any Foreign Subsidiary entered into after the date of Closing of any Property or other assets not located in any state or territory of the United States of America or the District of Columbia, where such lease is required to be treated as a capital lease in accordance with GAAP and the lessor obtains no interest in any of the Collateral, any Plants or any Other Real Property which is encumbered by a Mortgage.

                  "FOREIGN SALE-LEASEBACK TRANSACTION" means any transaction pursuant to which any Foreign Subsidiary sells any Property or other asset to another Person and then leases back such Property or other asset not located in any state or territory of the United States of

         America or the District of Columbia from such other Person and the lessor obtains no interest in any assets of the Company or any Subsidiary, other than the Property or assets leased pursuant thereto.

                  "FOREIGN STOCK PLEDGE AGREEMENT" means, collectively, (i) the Amended and Restated Foreign Stock Pledge Agreement, substantially in the form of Exhibit B-3, and (ii) and if requested by the Purchaser, any pledge or other agreement which may be required pursuant to applicable law in the jurisdiction in which a Direct Foreign Subsidiary is located, in each case to be executed and delivered by the Company and each Domestic Subsidiary which owns any Direct Foreign Subsidiaries, agreeing to pledge to the Collateral Agent pursuant thereto, for the ratable benefit of the Secured Parties, 65% of the capital stock of all Direct Foreign Subsidiaries, to secure the payment of all of the Secured Obligations, as any of the foregoing may be amended or supplemented from time to time.

                  "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic Subsidiary.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                  "GOVERNMENTAL AUTHORITY" means

                  (a)      the government of

                           (i) the United States of America or any State or
                  other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                  "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "GUARANTORS" means any Domestic Subsidiary which is a Domestic Subsidiary on the date of Closing and any Person which becomes a Domestic Subsidiary and a Guarantor pursuant to Section 9.7; in each case subject to the provisions of Section 9.7(b).

                  "GUARANTY" means the Amended and Restated Guaranty Agreement of even date with the date of Closing in substantially the form of Exhibit B-4 to be executed by the Guarantors, unconditionally and jointly and severally Guaranteeing payment of the Senior Note Obligations.

                  "HAZARDOUS MATERIALS" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                  "HAZARDOUS MATERIALS INDEMNITY AGREEMENT" means, as to each Plant or Designated Other Real Property, an agreement substantially in the form of Exhibit B-5, modified as appropriate to the applicable law of the state in which such Plant or Designated Other Real Property is located, pursuant to which Wachovia, as Collateral Agent, is indemnified with respect to hazardous materials and other environmental risks pertaining to such Plant or Designated Other Real Property.

                  "HEDGE OBLIGATIONS" means all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements (valued at the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any, and in any case net of any benefits of such Person).

                  "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

                  "IDENTIFIED ACCOUNTS" has the meaning set forth in Section 10.12.

                  "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

                  "INTERCOMPANY NOTE" means any note of a Subsidiary to the Company or any Domestic Subsidiary which evidences an intercompany loan or advance (which may be a master note evidencing all such loans and advances) of the Company or any Domestic Subsidiary to such Subsidiary, in form and substance reasonably satisfactory to the Purchaser.

                  "INTERCREDITOR AGREEMENT" means the Amended and Restated Intercreditor Agreement dated as of October 13, 2000, substantially in the form of Exhibit B-6, among Wachovia, as Collateral Agent, the Banks, The Prudential Insurance Company of America, The Variable Annuity Life Insurance Company, American General Annuity Insurance Company, Massachusetts Mutual Life Insurance Company and C. M. Life Insurance Company, together with the Acknowledgment and Agreement of the Company and the Guarantors at the end thereof, as it may be amended or supplemented from time to time.

                  "INTEREST COVERAGE RATIO" means the ratio of (i) Consolidated Total EBITDA to (ii) Consolidated Interest Expense.

                  "INVESTMENT" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

                  "LEVERAGE RATIO" means the ratio of Consolidated Total Debt to Consolidated Total EBITDA.

                  "LIEN" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing (other than an agreement with any creditor that if a Lien is granted to another Person, an equal and ratable Lien will be granted to such creditor). For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "MAKE-WHOLE AMOUNT" is defined in Section 8.8.

                  "MARGIN STOCK" means "margin stock" as defined in Regulations T, U or X.

                  "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
         (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

                  "MATERIAL ASSET DISPOSITION" is defined in Section 8.3(b).

                  "MATURITY DATE" means the earliest to occur of (i) December 18, 2008 and (ii) the maturity date of the Credit Agreement if (A) unless replaced with a new credit facility on terms and conditions that are acceptable to the Required Holders, in their sole discretion as contemplated by clause (B) below, or unless the Required Holders no longer require that the Credit Agreement or a replacement credit facility be in place, in their sole discretion, the Credit Agreement is not extended on terms and conditions acceptable to the Required Holders, in their sole discretion or (B) the Credit Agreement is replaced with a new credit facility on terms and conditions that are not acceptable to the Required Holders, in their sole discretion.

                  "MAXIMUM AVAILABLE PROCEEDS" means, with respect to a Receivables Securitization Program (i) as of the date such Receivables Program becomes effective, the amount of net cash proceeds which would be payable to the Company or its Subsidiaries pursuant to such Receivables Securitization Program if the maximum amount of Purchased Receivables which could be sold by it under such Receivables Securitization Program, taking into account the overall purchase commitment level applicable thereunder, were sold pursuant thereto, plus (ii) as of any date the overall purchase commitment level under such Receivables Securitization Program is increased, the amount of additional net cash proceeds which would be payable to the Company or its Subsidiaries pursuant to such Receivables Securitization Program if the maximum amount of Purchased Receivables which could be sold by it under such Receivables Securitization Program, taking into account such increased overall purchase commitment level applicable thereunder, were sold pursuant thereto.

                  "MORTGAGE" means any one, or more, or all, as the context shall require, of a mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt, as applicable in the relevant state, conveying a first priority Lien on the Plant or Plants and Designated Other Real Property described therein owned by the Company or such Guarantor (or its leasehold interests therein) to Wachovia, as Collateral Agent, for the equal and ratable benefit of the Secured Parties, subject only to the Permitted Encumbrances applicable thereto, as security for payment of the Secured Obligations, as any of the foregoing may be amended or supplemented from time to time, subject, as to any leasehold property, to obtaining any necessary landlord consent, as contemplated in Section 9.9. Attached as Exhibit B-7 is a form of Mortgage which is a Deed of Trust and Uniform Commercial Code Security Agreement and Assignment of Leases, Rents and Profits for use for a fee simple interest in the State of North Carolina, and any Mortgage of a leasehold interest and/or for a different state shall be substantially the same as Exhibit B-7 as to representations and warranties, covenant and events of default, but modified as appropriate to reflect a leasehold interest and/or the applicable property law of such different state, as applicable.

                  "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                  "1998 AGREEMENT" is defined in the introductory paragraph of this Agreement.

                  "1998 NOTE" is defined in Section 1.

                  "NET INCOME" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

                  "NET PROCEEDS OF ASSET DISPOSITIONS" means, in connection with any Asset Disposition , the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Disposition, after deducting therefrom, as applicable, (i) attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, amounts required to be applied to the repayment of Debt secured by a Lien on any asset which is the subject of such Asset Disposition and other customary fees and expenses actually incurred in connection therewith and (ii) taxes paid or reasonably estimated by the Company or any Subsidiary to be payable as a result thereof (including withholding taxes incurred in connection with cross-border transactions, if applicable).

                  "NET PROCEEDS OF CAPITAL STOCK" means any cash proceeds received by the Company or a Consolidated Subsidiary in respect of the issuance of Capital Stock, after deducting therefrom all reasonable and customary costs and expenses incurred by the Company or such Consolidated Subsidiary directly in connection with the issuance of such Capital Stock.

                  "NET PROCEEDS OF DEBT" means, in connection with the issuance or incurrence by the Company or any Subsidiary of any Debt of the types described in clauses (i), (ii), or (vi) of the definition of "Debt" (including in connection with incurrence by any Foreign Subsidiary of any obligations under Foreign Capital Leases or other Permitted Foreign Debt, but not including in "Net Proceeds of Debt" (a) any replacements, refundings or refinancings of existing Debt, except to the extent, if any, that the principal amount thereof is increased or (b) Debt incurred under the Credit Agreement) the cash proceeds received from such issuance or incurrence, or, with respect to Foreign Capital Leases, the gross purchase price of the assets subject thereto, in each case net of attorneys' fees, investment banking fees, agent's fees, facility fees, accountants' fees and other customary fees and expenses actually incurred in connection therewith, or sales or recording taxes incurred by a Foreign Subsidiary in connection with any Foreign Capital Leases.

                  "NOTE" and "NOTES" are defined in Section 1.

                  "NOTE AGREEMENTS" means, individually and collectively, as the context shall require, the Amended and Restated Note Agreement, each dated as of October 13, 2000, executed by the Company with (i) The Prudential Insurance Company of America, (ii) The Variable Annuity Life Insurance Company and American General Annuity Insurance Company, (iii) Massachusetts Mutual Life Insurance Company, and (iv) C.M. Life Insurance Company, as any of the foregoing may be amended or supplemented from time to time.

                  "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

                  "OPERATING INCOME" means, as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

                  "OTHER AGREEMENTS" is defined in Section 2.

                  "OTHER NOTES" is defined in Section 4.6.

                  "OTHER REAL PROPERTY" means any owned real property having a cost or assessed value for ad valorem tax purposes of $300,000 or more, and any leased real property with annual aggregate base rental payments (meaning minimum periodic contractual rent, excluding reimbursement recovery of common area maintenance or other common property operating expenses and excluding percentage rent) of $150,000 or more, other than a Plant, of the Company or any Guarantor located in the United States of America and described in Schedule 9.9, as it may be supplemented from time to time pursuant to Section 9.9.

                  "OTHER PURCHASERS" is defined in Section 2.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                  "PATENT ASSIGNMENT" means the Amended and Restated Patent Collateral Assignment, substantially in the form of Exhibit B-8, to be executed and delivered by the Company and each applicable Guarantor, granting to Wachovia, as Collateral Agent, for the equal and ratable benefit of the Secured Parties, a first priority collateral assignment of the patents described therein to secure the Secured Obligations, together with all amendments and supplements thereto.

                  "PERMITTED ENCUMBRANCES" means, (i) as to the Collateral described in the Security Agreement, the encumbrances expressly permitted by the Security Agreement, and (ii) as to each Plant or Designated Other Real Property, the encumbrances expressly permitted by the Mortgage with respect to such Plant or Designated Other Real Property.

                  "PERMITTED FACTORING ARRANGEMENTS" has the meaning set forth in Section 10.12.

                  "PERMITTED FOREIGN DEBT" means any Debt incurred by a Foreign Subsidiary consisting of (i) any Foreign Capital Lease or (ii) any other Debt to a Person which is not affiliated with the Company or any Subsidiaries which is not secured by any of the Collateral, any Plants or any Other Real Property which is encumbered by a Mortgage.

                  "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  "PLAN" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

                  "PLANTS" means any one, or more, or all, as the context shall require, of the manufacturing facilities of the Company and the Guarantors located in the United States of America and described as Plants in Schedule 9.9, as it may be supplemented from time to time pursuant to Section 9.9, including as to each such Plant the land on which it is located and the buildings, fixtures and other improvements located thereon.

                  "PLEDGED NOTE" means any Intercompany Note which is pledged to Wachovia, as Collateral Agent, pursuant to the Security Agreement, as security for all of the Secured Obligations.

                  "PROPERTIES" means all real property owned, leased or otherwise used or occupied by the Company or any Subsidiary, wherever located.

                  "PURCHASED RECEIVABLES" means Receivables which are actually purchased pursuant to the Receivables Program Documents, for a purchase price determined pursuant thereto.

                  "PURCHASER" is defined in Section 2.

                  "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

                  "REAL PROPERTY DOCUMENTATION" shall mean the instruments, documents and agreements executed and/or delivered by Company to the Purchaser (if applicable) pursuant to Section 9.9 in connection with each Mortgage in order to convey to the Purchaser (or a trustee for the benefit of the Purchaser, as applicable under the applicable law) for the equal and ratable benefit of the Banks and Senior Note Holders, a first priority security interest in, lien on and security title (subject to Permitted Encumbrances) to the right, title and interest of the Company and each Guarantor in the Plant or Plants or Designated Other Real Property described therein, and other rights ancillary thereto, all in form and substance reasonably satisfactory to the Purchaser, after consultation with the Company. The Real Property Documentation shall include, without limitation, the following as to each Plant or Designated Other Real Property and the land on which it is located:

                           (i) an owner's/lessee's affidavit for each parcel or
                  tract of such Plant or Designated Other Real Property;

                           (ii) mortgagee title insurance binders and policies
                  for each tract or parcel of such Plant or Designated Other Real Property;

                           (iii) such consents, acknowledgments, intercreditor
                  or attornment and subordination agreements as the Purchaser may require from any Third Parties with respect to any portion of such Plant or Designated Other Real Property;

                           (iv) a current survey of each parcel or tract of such
                  Plant or Designated Other Real Property;

                           (v) a certificate as to the insurance required by the
                  related Mortgage;

                           (vi) a report of a licensed engineer detailing an
                  environmental inspection of such Plant or Designated Other Real Property (which shall be a "Phase 1" report only unless either a "Phase 2" report is recommended in such Phase 1 report or the Purchaser determines in its reasonable judgment, based on such Phase 1 report, that a Phase 2 report should be obtained);

                           (vii) a Hazardous Materials Indemnity Agreement for
                  such Plant or Designated Other Real Property;

                           (viii) an appraisal of such Plant or Designated Other
                  Real Property, prepared by an appraiser satisfactory to the Purchaser and engaged by and on behalf of the Purchaser; and

                           (ix) any revenue ruling or similar assurance from the
                  department of revenue or taxation requested by the Purchaser with respect to any stamp, intangible or other taxes payable in connection with the filing for record of any of the Mortgages.

                  "RECEIVABLES" means all rights of the Company or its Subsidiaries to payment, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the sale of goods or services (including rights under bill and hold arrangements) by the Company or its Subsidiary (and including the right to payment of any interest or finance charges and other obligations with respect thereto).

                  "RECEIVABLES PROGRAM ASSETS" means (a) all Purchased Receivables and Contributed Receivables transferred by the Company or its Subsidiaries (including the Receivables Subsidiary) pursuant to the Receivables Program Documents; provided, however, that the term "Receivables Program Assets" shall not include any Excluded Receivables Assets, (b) all Receivables Program Related Assets, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses (a) and (b).

                  "RECEIVABLES PROGRAM DOCUMENTS" means (x) a receivables purchase agreement, pooling and servicing agreement, credit agreement, agreements to acquire undivided interests or other agreement to transfer, or create a security interest in, Receivables Program Assets, in each case as amended, modified, supplemented or restated and in effect from time to time entered into by the Company and/or its Subsidiaries (including the Receivables Subsidiary), and (y) each other instrument, agreement and other document entered into by the Company or its Subsidiaries (including the Receivables Subsidiary) relating to the transactions contemplated by the items referred to in clause (x) above, in each case as amended, modified, supplemented or restated and in effect from time to time.

                  "RECEIVABLES PROGRAM OBLIGATIONS" means (a) notes, trust certificates, undivided interests, partnership interests or other interests representing the right to be paid a specified principal amount from the Receivables Program Assets, and (b) related obligations of the Company and/or its Subsidiaries (including, without limitation, rights in respect of interest or yield, breach of warranty claims and expense reimbursement and indemnity provisions) and other Standard Securitization Undertakings.

                  "RECEIVABLES PROGRAM RELATED ASSETS" means, with respect to Purchased Receivables and Contributed Receivables (but not Excluded Receivables Assets), (i) rights of the seller or contributor thereof under the documentation governing or relating to such Receivables, including all contracts pursuant to which any account party or other party is obligated to make payment on any such Receivable, and all related purchase orders, invoices and other agreements, documents, books, records and other media for the storage of information (including tapes, disks, punch cards, computer programs and databases and related property), (ii) all of the right, title and interest of the seller or contributor thereof in the goods, if any, relating to the sale that gave rise to such Receivable, all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract described in clause (i) or otherwise, and all letters of credit, guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the contract described in clause (i) or otherwise and (iii) all proceeds of all of the foregoing, including all funds received by any Person in payment of any amounts owed (including invoice prices, finance charges, interest and all other charges, if any) in respect thereof or otherwise applied to repay or discharge any such Receivable (including insurance payments applied in the ordinary course of business to amounts owed in respect of such Receivable and net proceeds of any sale or other disposition of repossessed goods that were the subject of any such Receivable) or other collateral or property of the account party or other party directly or indirectly liable for payment of such Receivables, and any lockboxes or accounts in which such proceeds are deposited, (iv) all spread accounts and other similar accounts (and any amount on deposit therein) established in connection with the Receivables Securitization Program and (v) any warranty, indemnity, dilution and other intercompany claim arising out of Receivables Program Documents

                  "RECEIVABLES SECURITIZATION PROGRAM" means any transaction or series of transactions that may be entered into by the Company and its Subsidiaries pursuant to which the Company and/or its Subsidiaries may sell, convey or otherwise transfer to the Receivables Subsidiary and (in the case of a transfer by the Receivables Subsidiary) any other Person, or may grant a security interest in, any Receivables Program Assets (whether now existing or arising in the future); provided that:

                           (a) no portion of the indebtedness or any other
                  obligations (contingent or otherwise) of a Receivables Subsidiary or Special Purpose Vehicle (i) is guaranteed by the

                  Company or its Subsidiaries (other than the Receivables Subsidiary and excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or its Subsidiaries (other than the Receivables Subsidiary) for payment other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or its Subsidiaries (other than the Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings,

                           (b) the Company and its Subsidiaries (other than the
                  Receivables Subsidiary) do not have any obligation to maintain or preserve the financial condition of a Receivables Subsidiary or a Special Purpose Vehicle or cause such entity to achieve certain levels of operating results; and

                           (c) the net purchase price payable to the Company or
                  Subsidiary with respect to Purchased Receivables thereunder (net of all reserves, discounts, fees and charges) is not less than 75% of the face amount of the Purchased Receivables.

                  "RECEIVABLES SUBSIDIARY" means a special purpose corporation, limited liability company or other entity that is a wholly owned subsidiary of the Company, created for the sole purpose of, and whose only business shall be, acquisition of the Receivables Program Assets pursuant to the Receivables Securitization Program and those activities incidental to the Receivables Securitization Program.

                  "REDEEMABLE PREFERRED STOCK" of any Person means any preferred stock issued by such Person which is at any time prior to December 18, 2008 either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

                  "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "RELATED DOCUMENTS" means this Agreement, the Notes, the Guaranty, the Contribution Agreement, the Security Documents, the Hazardous Materials Indemnity Agreements, the Acknowledgment and Agreement of the Company and the Guarantors at the end of the Intercreditor Agreement, any other material document or instrument executed by the Company or any Subsidiary evidencing, relating to or securing the Notes, and any other material document or instrument executed and delivered from time to time in connection with this Agreement, the Notes, the Guaranty, the Contribution Agreement, the Security Documents or the Notes, as such documents and instruments may be amended or supplemented from time to time.

                  "REPORTED NET INCOME" means, for any period, the Net Income of the Company and its Consolidated Subsidiaries determined on a consolidated basis.

                  "REQUIRED HOLDERS" means, at any time, the holders of at least 51% in principal amount of the Notes and the Other Notes at the time outstanding (exclusive of Notes and the Other Notes then owned by the Company or any of its Affiliates).

                  "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

                  "RESTRICTED PAYMENTS" means (i) any dividend or other distribution on any shares of the Company's Capital Stock (except dividends payable solely in shares of its Capital Stock) or (ii) any payment (other than solely in shares of its Capital Stock) on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Company's Capital Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock) or (b) any option, warrant or other right to acquire shares of the Company's Capital Stock; provided, however, that Restricted Payment shall not include the issuance of shares in exchange for "underwater" stock options, issuance of restricted stock or payments related to the Stockholders' Agreement with the Company dated as of April 30, 1991, as amended, relating to the acquisition by the Company of certain of Charles A. Hayes' shares of Capital Stock; so long as (i) the Company continuously maintains key man life insurance on the life of Charles A. Hayes in an amount not less than $2,900,000, (ii) the proceeds of such insurance are applied toward such payment and (iii) the aggregate amount of such payment (including amounts paid with such insurance) does not exceed $2,900,000.

                 "RESTRUCTURING CHARGES LETTER" means a letter dated November 6, 2000 from the Company to the Wachovia, the Banks and each holder of Note as of such date describing the Applicable Restructuring Charges.

                 "SECURED OBLIGATIONS" means the Bank Obligations, the Senior Note Obligations, the Cash Management Services Obligations, subject to the limitations contained in the Intercreditor Agreement, all Hedge Obligations with any Bank or Affiliate thereof, all Bank Letter of

         Credit Obligations, subject to the limitations contained in the Intercreditor Agreement, all A-Advanced Guaranty Obligations and other Secured Obligations described in the Intercreditor Agreement (pertaining to certain costs and expenses).

                  "SECURED PARTIES" means the Banks and the Senior Note Holders, together with Wachovia, with respect to the Cash Management Services Obligations.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "SECURITY AGREEMENT" means the Amended and Restated Security Agreement, substantially in the form of Exhibit B-9, to be executed and delivered by the Company and each Guarantor, granting to Wachovia, as Collateral Agent, for the equal and ratable benefit of the Secured Parties, a first priority security interest in the personal property described therein, subject only to Permitted Encumbrances, to secure the Secured Obligations, together with all amendments and supplements thereto.

                  "SECURITY DOCUMENTS" means the Foreign Stock Pledge Agreement, the Domestic Stock Pledge Agreement, the Security Agreement, the Patent Assignment and the Mortgages and each other agreement or writing hereafter executed or entered into pursuant to which the Company or any Subsidiary pledges or grants a security interest in or lien on any property or assets which may hereafter secure the Notes or by which any such Person guaranties the payment and/or performance of the Notes.

                  "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

                  "SENIOR NOTE HOLDERS" means, collectively, the holders from time to time of the Exchange Notes.

                  "SENIOR NOTES" means, collectively, Senior Notes issued pursuant to the Note Agreements to the Senior Note Holders, in the following original amounts: (i) the $3,000,000 7.06% Senior Note and $97,000,000 7.06% Senior Note executed by the Company in favor of The Prudential Insurance Company of America; (ii) the $10,000,000 7.06% Senior Note executed by the Company in favor of The Variable Annuity Life Insurance Company; (iii) the $15,000,000 7.06% Senior Note executed by the Company in favor of American General Annuity Insurance Company; (iv) the $8,500,000 7.06% Senior Note, the $5,600,000 7.06%
         Senior Note and the $4,900,000 7.06% Senior Note executed by the Company in favor of Massachusetts Mutual Life Insurance Company; and
         (v) the $1,000,000 7.06% Senior Note executed by the Company in favor of C. M. Life Insurance Company, all such Senior Notes being dated as of December 18, 1998, together with any amendments, supplements, renewals, replacements or substitutions of any of such Senior Notes.

                  "SENIOR NOTE OBLIGATIONS" means the Exchange Notes and all of the obligations of the Company to the Senior Note Holders pursuant to the Note Agreements and each of the Security Documents (other than this Agreement, the Notes, the Guaranty and the Contribution Agreement), including, without limitation, all interest, make whole amounts, premium, expenses and indemnification amounts.

                  "SIGNIFICANT HOLDER" means (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold any Note, or (ii) any other holder of at least 10% of the aggregate principal amount of the Notes from time to time outstanding.

                  "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Company or its Subsidiaries (other than the Receivables Subsidiary) that are reasonably customary in accounts receivable securitization transactions, as reasonably determined in good faith by the Purchaser.

                  "STOCKHOLDERS' EQUITY" means, at any time, the shareholders' equity of the Company and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Company or any of its Consolidated Subsidiaries. Stockholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

                  "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

                  "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

                  "THIRD PARTIES" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Company's business and on a temporary basis.

                  "TOTAL DEBT" shall mean, at the time of determination, the then outstanding aggregate principal amount of all Debt of the Company and its Restricted Subsidiaries on a consolidated basis.

                  "VOTING STOCK" shall mean, securities or other equity interest of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election or removal of corporate directors or persons (such as general partners or managers) performing similar functions in the case of business entities other than corporations.

                  "WACHOVIA" means Wachovia Bank, N.A., a national banking association, and its successors.

                  "WHOLLY-OWNED SUBSIDIARY" or "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the Equity Interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                           EXHIBIT 1 TO NOTE AGREEMENT


                                 [FORM OF NOTE]


THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED PURSUANT TO ANY APPLICABLE STATE SECURITIES LAW.

THIS NOTE IS GIVEN IN SUBSTITUTION AND WITHOUT NOVATION OF A PROMISSORY NOTE DATED DECEMBER 18, 1998 ISSUED BY GUILFORD MILLS, INC.


                              GUILFORD MILLS, INC.

                        SENIOR NOTE DUE DECEMBER 18, 2008

No. [R-_____]                                           [_______________], 2000
$[_______]                                                    PPN[_________]

         FOR VALUE RECEIVED, the undersigned, GUILFORD MILLS, INC. (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_______________], or registered assigns, the principal sum of [________________________] DOLLARS on the Maturity Date (as defined in the Note Agreement referred to below), with interest (computed on the basis of a 360-day year of twelve 30-day months) at the Applicable Rate (as defined in the Note Agreement referred to below) (a) on the unpaid balance thereof at the rate equal to the Applicable Rate from the date hereof, payable quarterly, on the 18th day of March, June, September and December in each year, commencing with the March, June, September or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), or if an Event of Default under the Note Agreement shall have occurred and be continuing, at a rate per annum from time to time equal to the greater of (i) the Applicable Rate plus 2% or (ii) 2% over the rate of interest publicly announced by The Bank of New York from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at The Bank of New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Agreement referred to below.

         This Note is one of the Exchange Notes (herein called the "NOTES") issued pursuant to an Amended and Restated Note Agreement, dated as of October 13, 2000 (as from time to time amended, the "NOTE AGREEMENT"), between the Company and the Purchaser named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Agreement.

         This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Agreement, but not otherwise.

         If an Event of Default, as defined in the Note Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Agreement.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.



                                      GUILFORD MILLS, INC.


                                      By: _____________________________
                                               Title:





                                  Exhibit 1-2

                        EXHIBIT 4.4(A) TO NOTE AGREEMENT


                            MATTERS TO BE COVERED IN
                    OPINION OF SPECIAL COUNSEL TO THE COMPANY


1. Each of the Company and its Domestic Subsidiaries being duly incorporated, validly existing and in good standing and having requisite corporate power and authority to issue and sell the Notes and to execute and deliver the documents.

2. Each of the Company and its Domestic Subsidiaries being duly qualified and in good standing as a foreign corporation in appropriate jurisdictions.

3. Due authorization and execution of the documents and such documents being legal, valid, binding and enforceable.

4. No conflicts with charter documents, laws or other agreements.

5. All consents required to issue and sell the Notes and to execute and deliver the documents having been obtained.

6. No litigation questioning validity of documents.

7. The Notes not requiring registration under the Securities Act of 1933, as amended; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

8. No violation of Regulations T, U or X of the Federal Reserve Board.

9. Company not an "investment company", or a company controlled by an "investment company", under the Investment Company Act of 1940, as amended.

10. A North Carolina state court, or a federal court sitting in North Carolina, would, under North Carolina conflicts of laws principles, recognize the choice of New York law to govern the Note Agreements and the Notes.

                        EXHIBIT 4.4(B) TO NOTE AGREEMENT


                       MATTERS TO BE COVERED BY OPINION OF
                        SPECIAL COUNSEL TO THE PURCHASERS


1. The Note Agreement and the Notes would be legal, valid and binding obligations, enforceable against the Company in accordance with their respective terms.

2. The Notes not requiring registration under the Securities Act of 1933, as amended, no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

Opinions subject to standard and customary qualifications and exceptions.